EXHIBIT 4.7
[FORM OF AMENDED AND RESTATED DECLARATION OF TRUST]

AMENDED AND RESTATED DECLARATION
OF TRUST
[NAVIGATORS CAPITAL TRUST I/II]
Dated as of                      ___, ___

i

Page
ANNEX I	TERMS OF SECURITIES	I-1
EXHIBIT A-1	FORM OF PREFERRED SECURITY CERTIFICATE	A1-1
EXHIBIT A-2	FORM OF COMMON SECURITY CERTIFICATE	A2-1
EXHIBIT B	SPECIMEN OF DEBENTURE	B-1
EXHIBIT C	UNDERWRITING AGREEMENT	C-1

CROSS-REFERENCE TABLE*

Section of Trust Indenture Act of 1939, as amended	Section of Declaration
310(a)
310(b)	5.3(c) and 5.3(d)
310(c)
311(a)	2.2(b)
311(b)	2.2(b)
311(c)
312(a)
312(b)	2.2(b)
312(c)
313(a)	2.3
313(b)
313(c)
314(a)	2.4 and 3.6(j)
314(b)
314(c)	2.5
314(d)
314(e)
314(f)
315(a)
315(b)
315(c)
315(d)
315(e)
316(a)	2.6(a)
316(b)
316(c)	3.6(e)
317(a)
317(b)	3.8(h)
318(a)

*	This Cross-Reference Table does not constitute part of the Declaration and shall not affect the interpretation of any of its terms or provisions.

AMENDED AND RESTATED
DECLARATION OF TRUST
OF
[NAVIGATORS CAPITAL TRUST I/II]
     AMENDED AND RESTATED DECLARATION OF TRUST (“Declaration”), dated and effective as of                      ___, ___, by the Trustees (as defined herein), the Depositor (as defined herein) and by the holders, from time to time, of undivided beneficial interests in the Trust to be issued pursuant to this Declaration;
     WHEREAS, the Trustees and the Depositor established [Navigators Capital Trust I/II] (the “Trust”), a trust under the Delaware Statutory Trust Act pursuant to a Declaration of Trust dated as of July 16, 2009 (the “Original Declaration”) and a Certificate of Trust filed with the Secretary of State of the State of Delaware on July 16, 2009, for the sole purpose of issuing and selling certain securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in certain Debentures of the Debenture Issuer;
     WHEREAS, as of the date hereof, no interests in the Trust have been issued;
     WHEREAS, all of the Trustees and the Depositor, by this Declaration, amend and restate each and every term and provision of the Original Declaration; and
     NOW, THEREFORE, it being the intention of the parties hereto to continue the Trust as a statutory trust under the Statutory Trust Act and that this Declaration constitute the governing instrument of such statutory trust, the Trustees declare that all assets contributed to the Trust will be held in trust for the benefit of the holders, from time to time, of the securities representing undivided beneficial interests in the assets of the Trust issued hereunder, subject to the provisions of this Declaration.
ARTICLE I
INTERPRETATION AND DEFINITIONS
SECTION 1.1. Definitions.
     Unless the context otherwise requires:
     (a) Capitalized terms used in this Declaration but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;
     (b) a term defined anywhere in this Declaration has the same meaning throughout;
     (c) all references to “the Declaration” or “this Declaration” are to this Declaration as modified, supplemented or amended from time to time;

     (d) all references in this Declaration to Articles and Sections and Annexes and Exhibits are to Articles and Sections of and Annexes and Exhibits to this Declaration unless otherwise specified;
     (e) a term defined in the Trust Indenture Act has the same meaning when used in this Declaration unless otherwise defined in this Declaration or unless the context otherwise requires; and
     (f) a reference to the singular includes the plural and vice versa.
     “Additional Amount” means, with respect to Securities of a given Liquidation Amount and/or a given period, the amount of Additional Interest (as defined in the Indenture) paid by the Depositor on a like Amount of Debentures for such period.
     “Administrative Action” has the meaning set forth in Section 6.2(c).
     “Affiliate” has the same meaning as given to that term in Rule 405 of the Securities Act or any successor rule thereunder.
     “Agent” means any Paying Agent.
     “Authorized Officer” of a Person means any Person that is authorized to bind such Person.
     “Book Entry Interest” means a beneficial interest in a Global Certificate, ownership and transfers of which shall be maintained and made through book entries by a Clearing Agency as described in Section 9.4.
     “Business Day” means any day other than a Saturday or Sunday or any day on which banking institutions in New York, New York are authorized or required by law to close.
     “Certificate” means a Common Security Certificate or a Preferred Security Certificate.
     “Clearing Agency” means an organization registered as a “Clearing Agency” pursuant to Section 17A of the Exchange Act that is acting as depositary for the Preferred Securities and in whose name or in the name of a nominee of that organization shall be registered a Global Certificate and which shall undertake to effect book entry transfers and pledges of the Preferred Securities.
     “Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.
     “Closing Date” means the “Closing Date” and each “Time of Delivery” under the Underwriting Agreement.

     “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation.
     “Commission” means the Securities and Exchange Commission.
     “Common Securities” and “Common Security” have the meanings specified in Section 7.1.
     [“Common Securities Guarantee” means the guarantee agreement to be dated as of                      ___, ___, of the Depositor in respect of the Common Securities.]
     “Common Security Certificate” means a definitive certificate in fully registered form representing a Common Security substantially in the form of Exhibit A-2.
     “Company Indemnified Person” means (a) any Regular Trustee; (b) any Affiliate of any Regular Trustee; (c) any officers, directors, shareholders, members, partners, employees, representatives or agents of any Regular Trustee; or (d) any officer, employee or agent of the Trust or its Affiliates.
     “Corporate Trust Office” means the office of the Property Trustee at which the corporate trust business of the Property Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Agreement is located at 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Property Trustee may designate from time to time by notice to the Holders and the Depositor, or the principal corporate trust office of any successor Property Trustee (or such other address as such successor Property Trustee may designate from time to time by notice to the Holders and the Depositor).
     “Covered Person” means: (a) any officer, director, shareholder, partner, member, representative, employee or agent of (i) the Trust or (ii) the Trust’s Affiliates; and (b) any Holder of Securities.
     “Debenture Event of Default” means the occurrence of any “Event of Default”, as defined in the Indenture, with respect to the Debentures.
     “Debenture Issuer” means The Navigators Group, Inc., a Delaware corporation, in its capacity as issuer of the Debentures under the Indenture.
     “Debenture Trustee” means The Bank of New York Mellon, a New York banking corporation, as trustee under the Indenture until a successor is appointed thereunder, and thereafter means such successor trustee.
     “Debentures” means the series of Debentures to be issued by the Debenture Issuer under the Indenture to be held by the Property Trustee, a specimen certificate for such series of Debentures being Exhibit B.
     “Delaware Trustee” means BNY Mellon Trust of Delaware, solely in its capacity as Delaware Trustee of the Trust heretofore formed and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor Delaware Trustee appointed as herein provided in Section 5.5.
     “Definitive Preferred Security Certificates” has the meaning set forth in Section 9.7.
     “Depositor” means The Navigator Group, Inc., a Delaware corporation, in its capacity as depositor of the Trust.
     “Depositor Affiliated Holder” has the meaning set forth in Section 6.3(a).
     “Distribution” means a distribution payable to Holders of Securities in accordance with Section 6.1.
     “DTC” means The Depository Trust Company, the initial Clearing Agency.
     “Early Dissolution Event” has the meaning set forth in Section 8.2.
     “Event of Default” means any one of the following events (whatever the reasons for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (a) the occurrence of an Event of Default (as defined in the Indenture); or
     (b) default by the Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or
     (c) default by the Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or
     (d) default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in this Declaration (other than a covenant or warranty, a default in the performance of which or the breach of which is dealt with in clause (b) or (c) above) and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Trustee or Trustees by the Holders of at least 25% in aggregate liquidation preference of the outstanding Preferred Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder.
     “Exchange” has the meaning set forth in Section 6.3(a).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor legislation.
     “Expiration Date” has the meaning set forth in Section 8.1.
     “Fiduciary Indemnified Person” has the meaning set forth in Section 10.4(b).

     “Global Certificate” has the meaning set forth in Section 9.4.
     “Holder” means a Person in whose name a Certificate representing a Security is registered, such Person being a beneficial owner within the meaning of the Statutory Trust Act.
     “Indemnified Person” means a Company Indemnified Person or a Fiduciary Indemnified Person.
     “Indenture” means the Subordinated Indenture, dated as of                      ___, ___, between the Debenture Issuer and the Debenture Trustee, and any indenture supplemental thereto pursuant to which the Debentures are to be issued.
     “Investment Company” means an “investment company” as defined in the Investment Company Act.
     “Investment Company Act” means the Investment Company Act of 1940, as amended from time to time, or any successor legislation.
     “Investment Company Event” means the receipt by the Trust of an Opinion of Counsel, rendered by a law firm having a recognized national tax and securities practice, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a “Change in Investment Company Act Law”), the Trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act, which Change in Investment Company Act Law becomes effective on or after the date of original issuance of the Preferred Securities under this Declaration.
     “Legal Action” has the meaning set forth in Section 3.6(g).
     “Like Amount” means (a) with respect to a redemption of any Securities, Securities having a Liquidation Amount equal to the principal amount of Debentures to be contemporaneously redeemed in accordance with the Indenture, the proceeds of which will be used to pay the Redemption Price of such Securities, (b) with respect to an Exchange, Debentures having a principal amount equal to the Liquidation Amount of the Securities exchanged therefor, (c) with respect to a distribution of Debentures to Holders of Securities in connection with a dissolution or liquidation of the Trust, Debentures having a principal amount equal to the Liquidation Amount of the Securities of the Holder to whom such Debentures are distributed, and (d) with respect to any distribution of Additional Amounts to Holders of Securities, Debentures having a principal amount equal to the Liquidation Amount of the Securities in respect of which such distribution is made.
     “Liquidation Amount” means the stated amount of [ ] per Security.
     “Liquidation Date” means the date of dissolution, winding-up or dissolution of the Trust pursuant to Section 8.4.
     “Liquidation Distribution” has the meaning set forth in Section 8.4(d).

     “Majority in Liquidation Amount of the Securities” means, except as provided in the terms of the Preferred Securities or by the Trust Indenture Act, Holder(s) of outstanding Securities voting together as a single class or, as the context may require, Holders of outstanding Preferred Securities or Holders of outstanding Common Securities voting separately as a class, who are the record owners of more than 50% of the aggregate Liquidation Amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Securities of the relevant class.
     “Ministerial Action” has the meaning set forth in the terms of the Securities as set forth in Annex I.
     “Officers’ Certificate” means, with respect to any Person, a certificate signed by two Authorized Officers of such Person. Any Officers’ Certificate delivered with respect to compliance with a condition or covenant provided for in this Declaration shall include:
     (a) a statement that each officer signing the Certificate has read the covenant or condition and the definitions relating thereto;
     (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Certificate;
     (c) a statement that each such officer has made such examination or investigation as, in such officer’s opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.
     “90 Day Period” has the meaning specified in Section 6.2(c).
     “No Recognition Opinion” has the meaning specified in Section 6.2(c).
     “Paying Agent” has the meaning specified in Section 7.2.
     “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.
     “Preferred Securities” and “Preferred Security” have the meanings specified in Section 7.1.
     “Preferred Securities Guarantee” means the guarantee agreement to be dated as of                      ___, ___, of the Depositor in respect of the Preferred Securities.
     “Preferred Security Beneficial Owner” means, with respect to a Book Entry Interest, a Person who is the beneficial owner of such Book Entry Interest, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).
     “Preferred Security Certificate” means a certificate representing a Preferred Security substantially in the form of Exhibit A- 1.
     “Pricing Agreement” means the pricing agreement among the Trust, the Debenture Issuer, and the underwriters designated by the Regular Trustees with respect to the offer and sale of the Preferred Securities.
     “Property Trustee” means The Bank of New York Mellon, a New York banking corporation, solely in its capacity as Property Trustee of the Trust heretofore formed and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor Property Trustee appointed as herein provided.
     “Property Trustee Account” has the meaning set forth in Section 3.8(c).
     “Quorum” means a majority of the Regular Trustees or, if there are only two Regular Trustees, both of them.
     “Redemption or Distribution Procedures” has the meaning set forth in Section 6.2(f).
     “Redemption Price” has the meaning set forth in Section 6.2(c).
     “Redemption Tax Opinion” has the meaning set forth in Section 6.2(c).
     “Regular Trustee” has the meaning set forth in Section 5.1.
     “Related Party” means, with respect to the Depositor, any direct or indirect wholly owned subsidiary of the Depositor or any other Person that owns, directly or indirectly, 100% of the outstanding voting securities of the Depositor.
     “Responsible Officer” means, with respect to the Property Trustee, any officer within the corporate trust department of the Property Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Property Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Declaration.
     “Securities” means the Common Securities and the Preferred Securities.
     “Securities Act” means the Securities Act of 1933, as amended from time to time or any successor legislation.

     “Securities Certificate” means any one of the Common Securities Certificates or the Preferred Securities Certificates.
     “Special Event” means a Tax Event or an Investment Company Event.
     “Securities Guarantees” means the Common Securities Guarantee and the Preferred Securities Guarantee.
     “Securities Register” means a register or registers for the purpose of registering Securities Certificates and transfers and exchanges of Preferred Securities Certificates in which the transfer agent and registrar designated by the Depositor, subject to such reasonable regulations as it may prescribe, shall provide for the registration of Preferred Securities Certificates and Common Securities Certificates and registration of transfers and exchanges of Preferred Securities Certificates as herein provided.
     “Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., as it may be amended from time to time, or any successor legislation.
     “Successor Delaware Trustee” has the meaning set forth in Section 5.6(b).
     “Successor Property Trustee” has the meaning set forth in Section 5.6(b).
     “Super Majority” has the meaning set forth in Section 2.6(a)(ii).
     “Supplemental Indenture” means the Supplemental Indenture No. [ ], dated                      ___, ___to the Indenture.
     “Tax Event” has the meaning set forth in Section 6.2(c).
     “10% in Liquidation Amount of the Securities” means, except as provided in the terms of the Preferred Securities or by the Trust Indenture Act, Holder(s) of outstanding Securities voting together as a single class or, as the context may require, Holders of outstanding Preferred Securities or Holders of outstanding Common Securities voting separately as a class, who are the record owners of 10% or more of the aggregate Liquidation Amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Securities of the relevant class.
     “Treasury Regulations” means the income tax regulations, including temporary and proposed regulations, promulgated under the Code by the United States Treasury, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
     “Trustee” or “Trustees” means each Person who has signed this Declaration as a trustee, so long as such Person shall continue in office in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed, qualified and serving as Trustees in accordance with the provisions hereof, and references herein to a Trustee or the Trustees shall refer to such Person or Persons solely in their capacity as trustees hereunder.

     “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.
     “Trust Property” means (a) the Debentures, (b) the rights of the Property Trustee under the Securities Guarantees, (c) any cash on deposit in, or owing to, the Property Trustee Account and (d) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of this Declaration.
     “Underwriting Agreement” means the Underwriting Agreement for the offering and sale of Preferred Securities in the form of Exhibit C.
ARTICLE II
TRUST INDENTURE ACT
SECTION 2.1. Trust Indenture Act; Application.
     (a) This Declaration is subject to the provisions of the Trust Indenture Act that are required to be part of this Declaration and shall, to the extent applicable, be governed by such provisions.
     (b) The Property Trustee shall be the only Trustee which is a Trustee for the purposes of the Trust Indenture Act.
     (c) If and to the extent that any provision of this Declaration limits, qualifies or conflicts with the duties imposed by Section 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.
     (d) The application of the Trust Indenture Act to this Declaration shall not affect the nature of the Securities as equity securities representing undivided beneficial interests in the assets of the Trust.
SECTION 2.2. Lists of Holders of Securities.
     (a) Each of the Depositor and the Regular Trustees on behalf of the Trust shall provide the Property Trustee (i) within 14 days after each record date for payment of Distributions, a list, in such form as the Property Trustee may reasonably require, of the names and addresses of the Holders of the Securities (“List of Holders”) as of such record date; provided that neither the Depositor nor the Regular Trustees on behalf of the Trust shall be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Property Trustee by the Depositor and the Regular Trustees on behalf of the Trust, and (ii) at any other time, within 30 days of receipt by the Trust of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Property Trustee. The Property Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in Lists of Holders given to it or which it receives in the capacity as Paying Agent (if acting in such capacity); provided that the Property Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

     (b) The Property Trustee shall comply with its obligations under Section 311(a), 311(b) and 312(b) of the Trust Indenture Act.
SECTION 2.3. Reports by the Property Trustee.
     Within 60 days after May 15 of each year, the Property Trustee shall provide to the Holders of the Preferred Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Property Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act. The Depositor will promptly notify the Property Trustee in writing when the Preferred Securities are listed on any stock exchange and of any delisting thereof.
SECTION 2.4. Periodic Reports to Property Trustee.
     Each of the Depositor and the Regular Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.
SECTION 2.5. Evidence of Compliance with Conditions Precedent.
     Each of the Depositor and the Regular Trustees on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Declaration that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers’ Certificate.
SECTION 2.6. Events of Default; Waiver.
     (a) The Holders of a Majority in Liquidation Amount of Preferred Securities may, by vote, on behalf of the Holders of all of the Preferred Securities, waive any past Event of Default in respect of the Preferred Securities and its consequences; provided that, if the underlying Event of Default under the Indenture:
     (i) is not waivable under the Indenture, the Event of Default under this Declaration shall also not be waivable; or
     (ii) requires the consent or vote of greater than a majority in principal amount of the holders of the Debentures (a “Super Majority”) to be waived under the Indenture, the Event of Default under the Declaration may only be waived by the vote of the Holders of at least the proportion in Liquidation Amount of the Preferred Securities that the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding.
     The foregoing provisions of this Section 2.6(a) shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act. Upon such waiver, any such default shall cease to exist, and any Event of Default with respect to the Preferred Securities arising therefrom shall be deemed to have been cured, for every purpose of this Declaration, but no such waiver shall extend to any subsequent or other default or an Event of Default with respect to the Preferred Securities or impair any right consequent thereon. Any waiver by the Holders of the Preferred Securities of an Event of Default with respect to the Preferred Securities shall also be deemed to constitute a waiver by the Holders of the Common Securities of any such Event of Default with respect to the Common Securities for all purposes of this Declaration without any further act, vote or consent of the Holders of the Common Securities.
     (b) The Holders of a Majority in Liquidation Amount of the Common Securities may, by vote, on behalf of the Holders of all of the Common Securities, waive any past Event of Default with respect to the Common Securities and its consequences; provided that, if the underlying Event of Default under the Indenture:
     (i) is not waivable under the Indenture, except where the Holders of the Common Securities are deemed to have waived such Event of Default under the Declaration as provided below in this Section 2.6(b), the Event of Default under the Declaration shall also not be waivable; or
     (ii) requires the consent or vote of a Super Majority to be waived, except where the Holders of the Common Securities are deemed to have waived such Event of Default under the Declaration as provided below in this Section 2.6(b), the Event of Default under the Declaration may only be waived by the vote of the Holders of at least the proportion in Liquidation Amount of the Common Securities that the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding;
     provided further, each Holder of Common Securities will be deemed to have waived any such Event of Default and all Events of Default with respect to the Common Securities and its consequences until all Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated, and until such Events of Default have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the Holders of the Preferred Securities and only the Holders of the Preferred Securities will have the right to direct the Property Trustee in accordance with the terms of the Securities. The foregoing provisions of this Section 2.6(b) shall be in lieu of Section 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act and such Sections 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act are hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act. Subject to the foregoing provisions of this Section 2.6(b), upon such waiver, any such default shall cease to exist and any Event of Default with respect to the Common Securities arising therefrom shall be deemed to have been cured for every purpose of this Declaration, but no such waiver shall extend to any subsequent or other default or Event of Default with respect to the Common Securities or impair any right consequent thereon.
     (c) A waiver of an Event of Default under the Indenture by the Property Trustee at the direction of the Holders of the Preferred Securities, constitutes a waiver of the corresponding Event of Default under this Declaration. The foregoing provisions of this Section 2.6(c) shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act.
SECTION 2.7. Event of Default; Notice.
     (a) The Property Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Securities, notices of all defaults with respect to the Securities actually known to a Responsible Officer of the Property Trustee, unless such defaults have been cured before the giving of such notice (the term “defaults” for the purposes of this Section 2.7(a) being hereby defined to be an Event of Default as defined in the Indenture, not including any periods of grace provided for therein and irrespective of the giving of any notice provided therein); provided that, except for a default in the payment of principal of (or premium, if any) or interest on any of the Debentures or in the payment of any sinking fund installment established for the Debentures, the Property Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Property Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Securities.
     (b) The Property Trustee shall not be deemed to have knowledge of any default except:
     (i) a default under Section 6.01(d) of the Indenture; or
     (ii) any default as to which a Responsible Officer of the Property Trustee shall have received written notice or of which a Responsible Officer of the Property Trustee charged with the administration of the Declaration shall have actual knowledge.
ARTICLE III
ORGANIZATION
SECTION 3.1. Name.
     The Trust is named [“Navigators Capital Trust I/II”], as such name may be modified from time to time by the Regular Trustees following written notice to the Holders of Securities and compliance with the Statutory Trust Act. The Trust’s activities may be conducted under the name of the Trust or any other name deemed advisable by the Regular Trustees.
SECTION 3.2. Office.
     The address of the principal office of the Trust is c/o The Navigators Group, Inc., 6 International Drive, Rye Brook, New York 10573. On ten Business Days written notice to the Holders of Securities, the Regular Trustees may designate another principal office.

SECTION 3.3. Purpose.
     The exclusive purposes and functions of the Trust are (a) to issue and sell Securities and use the proceeds from such sale to acquire the Debentures, and (b) except as otherwise limited herein, to engage in only those other activities necessary or incidental thereto. The Trust shall not borrow money, issue debt or reinvest proceeds derived from investments, pledge any of its assets, or otherwise undertake (or permit to be undertaken) any activity that would cause the Trust not to be classified for United States federal income tax purposes as a grantor trust.
SECTION 3.4. Authority.
     Subject to the limitations provided in this Declaration and to the specific duties of the Property Trustee, the Regular Trustees shall have exclusive and complete authority to carry out the purposes of the Trust. An action taken by the Regular Trustees in accordance with their powers shall constitute the act of and serve to bind the Trust and an action taken by the Property Trustee on behalf of the Trust in accordance with its powers shall constitute the act of and serve to bind the Trust. In dealing with the Trustees acting on behalf of the Trust, no person shall be required to inquire into the authority of the Trustees to bind the Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Trustees as set forth in this Declaration.
SECTION 3.5. Title to Property of the Trust.
     Except as provided in Section 3.8 with respect to the Debentures and the Property Trustee Account or as otherwise provided in this Declaration, legal title to all assets of the Trust shall be vested in the Trust. The Holders shall not have legal title to any part of the assets of the Trust, but shall have an undivided beneficial interest in the assets of the Trust.
SECTION 3.6. Powers and Duties of the Regular Trustees.
     The Trust, and the Regular Trustees on the Trust’s behalf, shall have the exclusive power, duty and authority to cause the Trust to engage in the following activities:
     (a) to issue and sell the Preferred Securities and the Common Securities in accordance with this Declaration; provided, however, that the Trust may issue no more than one series of Preferred Securities and no more than one series of Common Securities, and, provided further, that there shall be no interests in the Trust other than the Securities, and the issuance of Securities shall be limited to a simultaneous issuance of both Preferred Securities and Common Securities on each Closing Date;
     (b) in connection with the issuance and sale of the Preferred Securities, at the direction of the Depositor, to:
     (i) execute and file with the Commission the registration statement on Form S-3 prepared by the Depositor, including any amendments thereto, pertaining to the Preferred Securities;

     (ii) execute and file any documents prepared by the Depositor, or take any acts as determined by the Depositor to be necessary in order to qualify or register all or part of the Preferred Securities in any State in which the Depositor has determined to qualify or register such Preferred Securities for sale;
     (iii) execute and file an application, prepared by the Depositor, to The Nasdaq Global Select Market or any other national stock exchange or the New York Stock Exchange, Inc. for listing upon notice of issuance of any Preferred Securities;
     (iv) execute and file with the Commission a registration statement on Form 8-A, including any amendments thereto, prepared by the Depositor, relating to the registration of the Preferred Securities under Section 12(b) of the Exchange Act; and
     (v) execute and enter into the Underwriting Agreement and Pricing Agreement providing for the sale of the Preferred Securities;
     (c) to acquire the Debentures with the proceeds of the sale of the Preferred Securities and the Common Securities; provided, however, that the Regular Trustees shall cause legal title to the Debentures to be held of record in the name of the Property Trustee for the benefit of the Holders of the Preferred Securities and the Holders of Common Securities;
     (d) to give the Depositor and the Property Trustee prompt written notice of the occurrence of a Tax Event; provided that the Regular Trustees shall consult with the Depositor and the Property Trustee before taking or refraining from taking any Ministerial Action in relation to a Tax Event;
     (e) to establish a record date with respect to all actions to be taken hereunder that require a record date be established, including and with respect to, for the purposes of Section 316(c) of the Trust Indenture Act, Distributions, voting rights, redemptions and exchanges, and to issue relevant notices to the Holders of Preferred Securities and Holders of Common Securities as to such actions and applicable record dates;
     (f) to take all actions and perform such duties as may be required of the Regular Trustees pursuant to the terms of the Securities;
     (g) to bring or defend, pay, collect, compromise, arbitrate, resort to legal action, or otherwise adjust claims or demands of or against the Trust (“Legal Action”), unless pursuant to Section 3.8(e), the Property Trustee has the exclusive power to bring such Legal Action;
     (h) to employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors, and consultants and pay reasonable compensation for such services;
     (i) to cause the Trust to comply with the Trust’s obligations under the Trust Indenture Act;

     (j) to give the certificate required by Section 314(a)(4) of the Trust Indenture Act to the Property Trustee, which certificate may be executed by any Regular Trustee;
     (k) to incur expenses that are necessary or incidental to carry out any of the purposes of the Trust;
     (l) to act as, or appoint another Person to act as, registrar and transfer agent for the Securities;
     (m) to give prompt written notice to the Holders of the Securities of any notice received from the Debenture Issuer of its election to defer payments of interest on the Debentures by extending the interest payment period under the Indenture;
     (n) to execute all documents or instruments, perform all duties and powers, and do all things for and on behalf of the Trust in all matters necessary or incidental to the foregoing;
     (o) to take all action that may be necessary or appropriate for the preservation and the continuation of the Trust’s valid existence, rights, franchises and privileges as a statutory trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Holders of the Preferred Securities or to enable the Trust to effect the purposes for which the Trust was created;
     (p) to take any action, not inconsistent with this Declaration or with applicable law, that the Regular Trustees determine in their discretion to be necessary or desirable in carrying out the activities of the Trust as set out in this Section 3.6, including, but not limited to:
     (i) causing the Trust not to be deemed to be an “investment company” required to be registered under the Investment Company Act;
     (ii) causing the Trust to be classified for United States federal income tax purposes as a grantor trust; and
     (iii) cooperating with the Debenture Issuer to ensure that the Debentures will be treated as indebtedness of the Debenture Issuer for United States federal income tax purposes;
provided that such action does not adversely affect the interests of Holders;
     (q) to take all action necessary to cause all applicable tax returns and tax information reports that are required to be filed with respect to the Trust to be duly prepared and filed by the Regular Trustees, on behalf of the Trust; and
     (r) to the extent provided in this Declaration, to terminate, dissolve and liquidate the Trust and to prepare, execute and file the certificate of cancellation with the Secretary of State of the State of Delaware.

     The Regular Trustees must exercise the powers set forth in this Section 3.6 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.3, and the Regular Trustees shall not take any action that is inconsistent with the purposes and functions of the Trust set forth in Section 3.3.
     Subject to this Section 3.6, the Regular Trustees shall have none of the powers or the authority of the Property Trustee set forth in Section 3.8.
     Any expenses incurred by the Regular Trustees pursuant to this Section 3.6 shall be reimbursed by the Debenture Issuer.
SECTION 3.7. Prohibition of Actions by the Trust and the Trustees.
     (a) The Trust shall not, and the Trustees (including the Property Trustee) shall not, engage in any activity other than as required or authorized by this Declaration. In particular, the Trust shall not and the Trustees (including the Property Trustee) shall cause the Trust not to:
     (i) invest any proceeds received by the Trust from holding the Debentures, but shall distribute all such proceeds to Holders of Securities pursuant to the terms of this Declaration and of the Securities;
     (ii) acquire any assets other than as expressly provided herein;
     (iii) possess Trust property for other than a Trust purpose;
     (iv) make any loans or incur any indebtedness other than loans represented by the Debentures;
     (v) possess any power or otherwise act in such a way as to vary the Trust assets or the terms of the Securities in any way whatsoever;
     (vi) issue any securities or other evidences of beneficial ownership of, or beneficial interest in, the Trust other than the Securities; or
     (vii) other than as provided in this Declaration or Annex I, (A) direct the time, method and place of exercising any trust or power conferred upon the Debenture Trustee with respect to the Debentures, (B) waive any past default that is waivable under the Indenture, (C) exercise any right to rescind or annul any declaration that the principal of all the Debentures shall be due and payable, or (D) consent to any amendment, modification or termination of the Indenture or the Debentures where such consent shall be required unless the Trust shall have received an opinion of counsel to the effect that such modification will not cause more than an insubstantial risk that for United States federal income tax purposes the Trust will not be classified as a grantor trust.

SECTION 3.8. Powers and Duties of the Property Trustee.
     (a) The legal title to the Debentures shall be owned on behalf of the Trust by and held of record in the name of the Property Trustee in trust for the benefit of the Holders of the Securities. The right, title and interest of the Property Trustee to the Debentures shall vest automatically in each Person who may hereafter be appointed as Property Trustee in accordance with Section 5.6. Such vesting and cessation of title shall be effective whether or not conveyancing documents with regard to the Debentures have been executed and delivered.
     (b) The Property Trustee shall not transfer its right, title and interest in the Debentures to the Regular Trustees or to the Delaware Trustee (if the Property Trustee does not also act as Delaware Trustee).
     (c) The Property Trustee shall:
     (i) establish and maintain a segregated non-interest bearing trust account (the “Property Trustee Account”) in the name of and under the exclusive control of the Property Trustee on behalf of the Holders of the Securities and, upon the receipt of payments of funds made in respect of the Debentures held by the Property Trustee, deposit such funds into the Property Trustee Account and make payments to the Holders of the Preferred Securities and Holders of the Common Securities from the Property Trustee Account in accordance with Section 6.1. Funds in the Property Trustee Account shall be held uninvested until disbursed in accordance with this Declaration. The Property Trustee Account shall be an account that is maintained with a banking institution, which institution may be the Property Trustee in its individual capacity, the rating on whose long-term unsecured indebtedness is at least equal to the rating assigned to the Preferred Securities by a “nationally recognized statistical rating organization”, as that term is defined for purposes of Rule 436(g)(2) under the Securities Act;
     (ii) engage in such ministerial activities as shall be necessary or appropriate to effect the redemption of the Preferred Securities and the Common Securities to the extent the Debentures are redeemed or mature; and
     (iii) upon written notice of distribution issued by the Regular Trustees in accordance with the terms of the Securities, engage in such ministerial activities as shall be necessary or appropriate to effect the distribution of the Debentures to Holders of Securities upon the occurrence of certain special events (as may be defined in the terms of the Securities) arising from a change in law or a change in legal interpretation or other specified circumstances pursuant to the terms of the Securities.
     (d) The Property Trustee shall take all actions and perform such duties as may be specifically required of the Property Trustee pursuant to the terms of the Securities.
     (e) The Property Trustee shall take any Legal Action which arises out of or in connection with an Event of Default of which a Responsible Officer of the Property Trustee has actual knowledge or the Property Trustee’s duties and obligations under this Declaration or the

Trust Indenture Act; provided, however, that if an Event of Default under this Declaration has occurred and is continuing and such event is attributable to the failure of the Debenture Issuer to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a Holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such Holder of the principal of or interest on the Debentures having a principal amount equal to the aggregate Liquidation Amount of the Preferred Securities of such Holder (a “Direct Action”) on or after the respective due date specified in the Debentures. In connection with such Direct Action, the rights of the Holders of the Common Securities will be subrogated to the rights of such Holder of Preferred Securities to the extent of any payment made by the Debenture Issuer to such Holder of Preferred Securities in such Direct Action. Except as provided in the preceding sentences, the Holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Debentures.
     (f) The Property Trustee shall not resign as a Trustee unless either:
     (i) the Trust has been completely liquidated and the proceeds of the liquidation distributed to the Holders of Securities pursuant to the terms of the Securities; or
     (ii) a Successor Property Trustee has been appointed and has accepted that appointment in accordance with Section 5.6.
     (g) The Property Trustee shall have the legal power to exercise all of the rights, powers and privileges of a holder of Debentures under the Indenture and, if an Event of Default actually known to a Responsible Officer of the Property Trustee occurs and is continuing, the Property Trustee shall, for the benefit of Holders of the Securities, enforce its rights as holder of the Debentures subject to the rights of the Holders pursuant to the terms of such Securities.
     (h) The Property Trustee may authorize one or more Persons (each, a “Paying Agent”) to pay Distributions, redemption payments or liquidation payments on behalf of the Trust with respect to all securities and any such Paying Agent shall comply with Section 317(b) of the Trust Indenture Act. Any Paying Agent may be removed by the Property Trustee at any time and a successor Paying Agent or additional Paying Agents may be appointed at any time by the Property Trustee.
     (i) Subject to this Section 3.8, the Property Trustee shall have none of the duties, liabilities, powers or the authority of the Regular Trustees set forth in Section 3.6.
     The Property Trustee must exercise the powers set forth in this Section 3.8 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.3, and the Property Trustee shall not take any action that is inconsistent with the purposes and functions of the Trust set out in Section 3.3.

SECTION 3.9. Certain Duties and Responsibilities of the Property Trustee.
     (a) The Property Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Declaration and no implied covenants shall be read into this Declaration against the Property Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) of which a Responsible Officer of the Property Trustee has actual knowledge, the Property Trustee shall exercise such of the rights and powers vested in it by this Declaration, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
     (b) No provision of this Declaration shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (i) prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default that may have occurred:
     (A) the duties and obligations of the Property Trustee shall be determined solely by the express provisions of this Declaration and the Property Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Declaration, and no implied covenants or obligations shall be read into this Declaration against the Property Trustee; and
     (B) in the absence of bad faith on the part of the Property Trustee, the Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Property Trustee and conforming to the requirements of this Declaration; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Property Trustee, the Property Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Declaration (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
     (ii) the Property Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;
     (iii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Declaration;
     (iv) no provision of this Declaration shall require the Property Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Declaration or indemnity satisfactory to the Property Trustee against such risk or liability is not reasonably assured to it;
     (v) the Property Trustee’s sole duty with respect to the custody, safe keeping and physical preservation of the Debentures and the Property Trustee Account shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Declaration and the Trust Indenture Act;
     (vi) the Property Trustee shall have no duty or liability for or with respect to the value, genuineness, existence or sufficiency of the Debentures or the payment of any taxes or assessments levied thereon or in connection therewith;
     (vii) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree in writing with the Depositor. Money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Property Trustee Account maintained by the Property Trustee pursuant to Section 3.8(c)(i) and except to the extent otherwise required by law; and
     (viii) the Property Trustee shall not be responsible for monitoring the compliance by the Regular Trustees or the Depositor with their respective duties under this Declaration, nor shall the Property Trustee be liable for any default or misconduct of the Regular Trustees or the Depositor.
SECTION 3.10. Certain Rights of Property Trustee.
     (a) Subject to the provisions of Section 3.9:
     (i) the Property Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

     (ii) any direction or act of the Depositor or the Regular Trustees contemplated by this Declaration shall be sufficiently evidenced by an Officers’ Certificate;
     (iii) whenever in the administration of this Declaration, the Property Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers’ Certificate which, upon receipt of such request, shall be promptly delivered by the Depositor or the Regular Trustees;
     (iv) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or registration thereof;
     (v) the Property Trustee may consult with counsel or other experts of its selection and the advice or opinion of such counsel and experts with respect to legal matters or advice within the scope of such experts’ area of expertise shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees. The Property Trustee shall have the right at any time to seek instructions concerning the administration of this Declaration from any court of competent jurisdiction;
     (vi) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration at the request or direction of any Holder, unless such Holder shall have provided to the Property Trustee security and indemnity satisfactory to the Property Trustee, against the costs, expenses (including attorneys’ fees and expenses and the expenses of the Property Trustee’s agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Property Trustee provided, that, nothing contained in this Section 3.10(a)(vi) shall be taken to relieve the Property Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Declaration;
     (vii) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Property Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Property Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Depositor, personally or by agent or attorney at the sole cost of the Depositor and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;
     (viii) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Property Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
     (ix) any action taken by the Property Trustee or its agents hereunder shall bind the Trust and the Holders of the Securities, and the signature of the Property Trustee or its agents alone shall be sufficient and effective to perform any such action and no third party shall be required to inquire as to the authority of the Property Trustee to so act or as to its compliance with any of the terms and provisions of this Declaration, both of which shall be conclusively evidenced by the Property Trustee’s or its agent’s taking such action;
     (x) whenever in the administration of this Declaration the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (i) may request instructions from the Holders of the Securities which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Securities as would be entitled to direct the Property Trustee under the terms of the Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions;
     (xi) except as otherwise expressly provided by this Declaration, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Declaration;
     (xii) the Property Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Declaration;
     (xiii) in no event shall the Property Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Property Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;
     (xiv) the Property Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Property Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Property Trustee at the Corporate Trust Office of

the Property Trustee, and such notice references the Securities and this Declaration;
     (xv) the rights, privileges, protections, immunities and benefits given to the Property Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Property Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and
     (xvi) the Property Trustee may request that the Depositor deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Declaration.
     (b) No provision of this Declaration shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.
     (c) Any Trustee or any other agent of any Trustee or the Trust, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 8.8 and 8.13, may otherwise deal with the Trust with the same rights it would have if it were not a Trustee or such other agent.
     (d) If and when the Property Trustee shall be or become a creditor of the Depositor or the Trust (or any other obligor upon the Preferred Securities), the Property Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Depositor or the Trust (or any such other obligor).
     (e) In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Trust or any other obligor upon the Securities or the property of the Trust or of such other obligor or their creditors, the Property Trustee (irrespective of whether any Distributions on the Trust Securities shall then be due and payable and irrespective of whether the Property Trustee shall have made any demand on the Trust for the payment of any past due Distributions) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:
     (i) to file and prove a claim for the whole amount of any Distributions owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and
     (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Property Trustee and, in the event the Property Trustee shall consent to the making of such payments directly to the Holders, to pay to the Property Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel, and any other amounts due the Property Trustee.
     Nothing herein contained shall be deemed to authorize the Property Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement adjustment or compensation affecting the Trust Securities or the rights of any Holder thereof or to authorize the Property Trustee to vote in respect of the claim of any Holder in any such proceeding.
SECTION 3.11. Delaware Trustee.
     Notwithstanding any other provision of this Declaration other than Section 5.2, the Delaware Trustee shall not be entitled to exercise any of the powers nor have any of the duties and responsibilities of the Regular Trustees or the Property Trustee described in this Declaration. Except as set forth in Section 5.2, the Delaware Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Statutory Trust Act and shall have no powers, duties or responsibilities whatsoever, except as expressly provided herein or in the Statutory Trust Act. The Delaware Trustee shall be entitled to all of the protections, immunities and indemnities of the Property Trustee hereunder.
SECTION 3.12. Execution of Documents.
     Unless otherwise determined by the Regular Trustees, and except as otherwise required by the Statutory Trust Act, a majority of or, if there are only two, any Regular Trustee or, if there is only one, such Regular Trustee is authorized to execute on behalf of the Trust any documents that the Regular Trustees have the power and authority to execute pursuant to Section 3.6.
SECTION 3.13. Not Responsible for Recitals or Issuance of Securities.
     The recitals contained in this Declaration and the Securities shall be taken as the statements of the Depositor, and the Trustees do not assume any responsibility for their correctness. The Trustees make no representations as to the value or condition of the property of the Trust or any part thereof. The Trustees make no representations as to the validity or sufficiency of this Declaration or the Securities. The Trustees shall not be accountable for the use or application by the Depositor of the proceeds of the Securities.
SECTION 3.14. Duration of Trust.
     The Trust, unless terminated pursuant to the provisions of Article VIII hereof, [shall have existence for fifty-five (55)years /be perpetual] from the Closing Date.

SECTION 3.15. Mergers.
     (a) The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described in Section 3.15(b) and (c).
     (b) The Trust may, with the consent of the Regular Trustees or, if there are more than two, a majority of the Regular Trustees and without the consent of the Holders of the Securities, the Delaware Trustee or the Property Trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided that:
     (i) such successor entity (the “Successor Entity”) either:
     (A) expressly assumes all of the obligations of the Trust under the Securities; or
     (B) substitutes for the Securities other securities having substantially the same terms as the Preferred Securities (the “Successor Securities”) so long as the Successor Securities rank the same as the Preferred Securities rank with respect to Distributions and payments upon liquidation, redemption and otherwise;
     (ii) the Debenture Issuer expressly acknowledges a trustee of the Successor Entity that possesses the same powers and duties as the Property Trustee as the holder of the Debentures;
     (iii) the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Preferred Securities are then listed or quoted;
     (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization;
     (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the Holders of the Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of such Holders’ interests in the Preferred Securities as a result of such merger, consolidation, amalgamation or replacement);
     (vi) such Successor Entity has a purpose identical to that of the Trust;
     (vii) prior to such merger, consolidation, amalgamation or replacement, the Depositor has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that:

     (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the Holders of the Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the Holders’ interest in the new entity); and
     (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor the Successor Entity will be required to register as an Investment Company;
     (C) following such merger, consolidation, amalgamation or replacement, the Trust (or the Successor Entity) will continue to be classified as a grantor trust for United States federal income tax purposes; and
     (viii) the Depositor guarantees the obligations of such Successor Entity under the Successor Securities at least to the extent provided by the Preferred Securities Guarantee.
     (c) Notwithstanding Section 3.15(b), the Trust shall not, except with the consent of Holders of 100% in Liquidation Amount of the Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause the Trust or Successor Entity to be classified as other than a grantor trust for United States federal income tax purposes.
ARTICLE IV
DEPOSITOR
SECTION 4.1. Depositor’s Purchase of Common Securities.
     On the Closing Date the Depositor will purchase all of the Common Securities issued by the Trust, in an amount at least equal to [3% of the capital of the Trust/[ ] Common Securities], at the same time as the Preferred Securities are sold.
SECTION 4.2. Responsibilities of the Depositor.
     In connection with the issuance and sale of the Preferred Securities, the Depositor shall have the exclusive right and responsibility to engage in the following activities:
     (a) to prepare for filing by the Trust with the Commission a registration statement on Form S-3 in relation to the Preferred Securities, including any amendments thereto;
     (b) to determine the States and foreign jurisdictions in which to take appropriate action to qualify or register for sale all or part of the Preferred Securities and to do any and all such acts, other than actions which must be taken by the Trust, and advise the Trust of actions it must take, and prepare for execution and filing any documents to be executed and filed by the Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such States and foreign jurisdictions;

     (c) to prepare for filing by the Trust an application to The Nasdaq Global Select Market or any other national stock exchange or the New York Stock Exchange for listing upon notice of issuance of any Preferred Securities;
     (d) to prepare for filing by the Trust with the Commission a registration statement on Form 8-A relating to the registration of the Preferred Securities under Section 12(b) of the Exchange Act, including any amendments thereto; and
     (e) to negotiate the terms of the Underwriting Agreement and Pricing Agreement providing for the sale of the Preferred Securities.
ARTICLE V
TRUSTEES
SECTION 5.1. Number of Trustees.
     The number of Trustees initially shall be [three (3)], and:
     (a) at any time before the issuance of any Securities, the Depositor may, by written instrument, increase or decrease the number of Trustees; and
     (b) after the issuance of any Securities, the number of Trustees may be increased or decreased by vote of the Holders of a majority in Liquidation Amount of the Common Securities voting as a class at a meeting of the Holders of the Common Securities; provided, however, that, the number of Trustees shall in no event be less than two (2); provided further that (1) one Trustee, in the case of a natural person, shall be a person who is a resident of the State of Delaware or that, if not a natural person, is an entity which has its principal place of business in the State of Delaware; (2) there shall be at least one Trustee who is an employee or officer of, or is affiliated with the Depositor (a “Regular Trustee”); and (3) one Trustee shall be the Property Trustee for so long as this Declaration is required to qualify as an indenture under the Trust Indenture Act, and such Trustee may also serve as Delaware Trustee if it meets the applicable requirements.
SECTION 5.2. Delaware Trustee.
     If required by the Statutory Trust Act, one Trustee (the “Delaware Trustee”) shall be:
     (a) a natural person who is a resident of the State of Delaware; or
     (b) if not a natural person, an entity which has its principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law; provided that, if the Property Trustee has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, then the Property Trustee shall also be the Delaware Trustee and Section 3.11 shall have no application.
     The Initial Delaware Trustee shall be: BNY Mellon Trust of Delaware.

SECTION 5.3. Property Trustee; Eligibility.
     (a) There shall at all times be one Trustee which shall act as Property Trustee which shall:
     (i) not be an Affiliate of the Depositor; and
     (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then for the purposes of this Section 5.3(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.
     (b) If at any time the Property Trustee shall cease to be eligible to so act under Section 5.3(a), the Property Trustee shall immediately resign in the manner and with the effect set forth in Section 5.6(c).
     (c) If the Property Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Property Trustee and the Holder of the Common Securities (as if it were the obligor referred to in Section 310(b) of the Trust Indenture Act) shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.
     (d) The Preferred Securities Guarantee shall be deemed to be specifically described in this Declaration for purposes of clause (i) of the first provision contained in Section 310(b) of the Trust Indenture Act.
     (e) The initial Property Trustee shall be: The Bank of New York Mellon.
SECTION 5.4. Regular Trustees.
     (a) Each Regular Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more Authorized Officers.
     The initial Regular Trustees shall be:

     (b) Except as expressly set forth in this Declaration and except if a meeting of the Regular Trustees is called with respect to any matter over which the Regular Trustees have power to act, any power of the Regular Trustees may be exercised by, or with the consent of, any one such Regular Trustee.
     (c) Unless otherwise determined by the Regular Trustees, and except as otherwise required by the Statutory Trust Act or applicable law, any Regular Trustee is authorized to execute on behalf of the Trust any documents which the Regular Trustees have the power and authority to cause the Trust to execute pursuant to Section 3.6; and
     (d) a Regular Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purposes of signing any documents which the Regular Trustees have power and authority to cause the Trust to execute pursuant to Section 3.6.
SECTION 5.5. Appointment, Removal and Resignation of Trustees.
     (a) Subject to Section 5.5(b), Trustees may be appointed or removed without cause at any time:
     (i) until the issuance of any Securities, by written instrument executed by the Depositor;
     (ii) after the issuance of any Securities (but prior to the occurrence of an Event of Default if in the case of the Property Trustee or the Delaware Trustee), by the Depositor; and
     (iii) after the issuance of any Securities and the occurrence of an Event of Default, and only with respect to each of the Property Trustee and Delaware Trustee, by vote of the Holders of a Majority in Liquidation Amount of the Securities.
(b) The Property Trustee shall not be removed in accordance with Section 5.5(a) until a successor Property Trustee possessing the qualifications to act as Property Trustee under Section 5.3 (a “Successor Property Trustee”) has been appointed and has accepted such appointment by written instrument executed by such Successor Property Trustee and delivered to the Regular Trustees and the Depositor. The Delaware Trustee shall not be removed in accordance with Section 5.5(a) until a successor Delaware Trustee possessing the qualifications to act as Delaware Trustee under Sections 5.2 (a “Successor Delaware Trustee”) has been appointed and has accepted such appointment by written instrument executed by such Successor Delaware Trustee and delivered to the Regular Trustees and the Depositor.
(c) A Trustee appointed to office shall hold office until his or its successor shall have been appointed, until his death or its dissolution or until their or its removal or resignation. Any Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing signed by the Trustee and delivered to the Depositor and the Trust, which resignation shall take effect upon such delivery or upon such later date as is specified therein; provided, however, that:
     (i) no such resignation of the Property Trustee shall be effective:
     (A) until a Successor Property Trustee has been appointed and has accepted such appointment by instrument executed by such Successor Property Trustee and delivered to the Trust, the Depositor and the resigning Property Trustee; or
     (B) until the assets of the Trust have been completely liquidated and the proceeds thereof distributed to the holders of the Securities; and
     (ii) no such resignation of the Delaware Trustee shall be effective until a Successor Delaware Trustee has been appointed and has accepted such appointment by instrument executed by such Successor Delaware Trustee and delivered to the Trust, the Depositor and the resigning Delaware Trustee.
(d) The Depositor shall use its best efforts to promptly appoint a Successor Delaware Trustee or Successor Property Trustee, as the case may be, if the Property Trustee or the Delaware Trustee delivers an instrument of resignation in accordance with this Section 5.5.
(e) If no Successor Property Trustee or Successor Delaware Trustee, as the case may be, shall have been appointed and accepted appointment as provided in this Section 5.5 within 60 days after delivery to the Depositor and the Trust of an instrument of resignation or removal, the resigning or removed Property Trustee or Delaware Trustee, as applicable, may petition any court of competent jurisdiction in the U.S. for appointment of a Successor Property Trustee or Successor Delaware Trustee, as applicable. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Property Trustee or Successor Delaware Trustee, as the case may be.
(f) No Trustee shall be liable for the acts or omissions to act of any successor.
(g) The Depositor shall give notice of each resignation and each removal of a Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 14.1. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office if it is the Property Trustee.
SECTION 5.6. Vacancies among Trustees.
     If a Trustee ceases to hold office for any reason and the number of Trustees is not reduced pursuant to Section 5.1, or if the number of Trustees is increased pursuant to Section 5.1, a vacancy shall occur. A resolution certifying the existence of such vacancy by the Regular Trustees or, if there are more than two, a majority of the Regular Trustees shall be conclusive evidence of the existence of such vacancy. The vacancy shall be filled with a Trustee appointed in accordance with Section 5.5.
SECTION 5.7. Effect of Vacancies.
     The death, resignation, retirement, removal, bankruptcy, dissolution, liquidation, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul the Trust. Whenever a vacancy in the number of Regular Trustees shall occur, until such vacancy is filled by the appointment of a Regular Trustee in accordance with Section 5.5, the Regular Trustees in office, regardless of their number, shall have all the powers granted to the Regular Trustees and shall discharge all the duties imposed upon the Regular Trustees by this Declaration.
SECTION 5.8. Meetings.
     If there is more than one Regular Trustee, meetings of the Regular Trustees shall be held from time to time upon the call of any Regular Trustee. Regular meetings of the Regular Trustees may be held at a time and place fixed by resolution of the Regular Trustees. Notice of any in-person meetings of the Regular Trustees shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than 48 hours before such meeting. Notice of any telephonic meetings of the Regular Trustees or any committee thereof shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than 24 hours before a meeting. Notices shall contain a brief statement of the time, place and anticipated purposes of the meeting. The presence (whether in person or by telephone) of a Regular Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Regular Trustee attends a meeting for the express purpose of objecting to the transaction of any activity on the ground that the meeting has not been properly called or convened. Unless provided otherwise in this Declaration, any action of the Regular Trustees may be taken at a meeting by vote of a majority of the Regular Trustees present (whether in person or by telephone) and eligible to vote with respect to such matter, provided that a Quorum is present, or without a meeting by the unanimous written consent of the Regular Trustees. In the event there is only one Regular Trustee, any and all action of such Regular Trustee shall be evidenced by a written consent of such Regular Trustee.
SECTION 5.9. Delegation of Power.
     (a) Any Regular Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 3.6, including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and
     (b) the Regular Trustees shall have power to delegate from time to time to such of their number or to officers of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Regular Trustees or otherwise as the Regular Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

SECTION 5.10. Merger, Conversion, Consolidation or Succession to Business.
     Any corporation into which the Property Trustee or the Delaware Trustee, as the case may be, may be merged or converted or with which either may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Property Trustee or the Delaware Trustee, as the case may be, shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Property Trustee or the Delaware Trustee, as the case may be, shall be the successor of the Property Trustee or the Delaware Trustee, as the case may be, hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.
ARTICLE VI
DISTRIBUTIONS
SECTION 6.1. Distributions.
     Holders shall receive Distributions (as defined herein) in accordance with the applicable terms of the relevant Holder’s Securities. Distributions shall be made on the Preferred Securities and the Common Securities in accordance with the preferences set forth in their respective terms. If and to the extent that the Debenture Issuer makes a payment of interest (including [Compounded Interest (as defined in the Indenture), and Additional Interest] (as defined in the Indenture)), premium and/or principal on the Debentures held by the Property Trustee (the amount of any such payment being a “Payment Amount”), the Property Trustee shall and is directed, to the extent funds are available for that purpose, to make a distribution (a “Distribution”) of the Payment Amount to Holders.
SECTION 6.2. Redemption and Distribution.
     (a) Upon the repayment of the Debentures in whole or in part, whether at maturity or upon redemption (either at the option of the Debenture Issuer or pursuant to a Tax Event as described below), the proceeds from such repayment or payment subject to Article VIII hereof, shall be simultaneously applied to redeem Securities having an aggregate Liquidation Amount equal to the aggregate principal amount of the Debentures so repaid or redeemed at a redemption price of $___ per Security plus an amount equal to accrued and unpaid Distributions thereon at the date of the redemption, payable in cash (the “Redemption Price”). Holders will be given not less than 30 nor more than 60 days notice of such redemption.
     (b) If fewer than all the outstanding Securities are to be so redeemed, the Common Securities and the Preferred Securities will be redeemed Pro Rata and the Preferred Securities to be redeemed will be as described in Section 6(f)(ii) below.
     (c) If, at any time, a Tax Event (as defined below) shall occur and be continuing the Regular Trustees shall, except in certain limited circumstances described in this Section 6(c), dissolve the Trust and, after satisfaction of claims and obligations of the Trust pursuant to Section 3808 of the Statutory Trust Act, cause Debentures held by the Property

Trustee, having an aggregate principal amount equal to the aggregate stated Liquidation Amount of, with an interest rate identical to the Coupon Rate of, and accrued and unpaid interest equal to accrued and unpaid Distributions on, and having the same record date for payment as the Securities, to be distributed to the Holders of the Securities in liquidation of such Holders’ interests in the Trust on a Pro Rata basis, within 90 days following the occurrence of such Tax Event (the “90 Day Period”); provided, however, that, as a condition of such dissolution and distribution, the Regular Trustees and the Property Trustee shall have received an opinion of a nationally recognized independent tax counsel experienced in such matters (a “No Recognition Opinion”), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that the Holders of the Securities will not recognize any gain or loss for United States federal income tax purposes as a result of the dissolution of the Trust and the distribution of Debentures; and provided, further, that, if at the time there is available to the Trust the opportunity to eliminate, within the 90 Day Period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure that has no adverse effect on the Trust, the Debenture Issuer, the Depositor or the Holders of the Securities (“Ministerial Action”), the Trust will pursue such Ministerial Action in lieu of dissolution.
     If in the event of a Tax Event, (i) after receipt of a Tax Event Opinion (as defined hereinafter) by the Regular Trustees and the Property Trustee, the Debenture Issuer has received an opinion (a “Redemption Tax Opinion”) of a nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that the Debenture Issuer would be precluded from deducting the interest on the Debentures for United States federal income tax purposes even after the Debentures were distributed to the Holders of Securities in liquidation of such Holders’ interests in the Trust as described in this Section 4(c), or (ii) the Regular Trustees shall have been informed by such tax counsel that a No Recognition Opinion cannot be delivered to the Trust, the Debenture Issuer, as provided in the Supplemental Indenture, shall have the right at any time, upon not less than 30 nor more than 60 days notice, to redeem the Debentures in whole or in part for cash within 90 days following the occurrence of such Tax Event, and, following such redemption, Securities with an aggregate Liquidation Amount equal to the aggregate principal amount of the Debentures so redeemed shall be redeemed by the Trust at the Redemption Price on a Pro Rata basis; provided, however, that, if at the time there is available to the Debenture Issuer or the Trust the opportunity to eliminate, within such 90 day period, the Special Event by taking some Ministerial Action, the Trust or the Debenture Issuer will pursue such Ministerial Action in lieu of redemption.
     “Tax Event” means that the Regular Trustees shall have received an opinion of a nationally recognized independent tax counsel experienced in such matters (a “Dissolution Tax Opinion”) to the effect that on or after the date of the Prospectus Supplement, as a result of (a) any amendment to, clarification of or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an “Administrative Action”) or (c) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification, or change is effective or such pronouncement or decision is announced, in each case, on or after, the first date of issuance of the Securities, there is more than an insubstantial risk that (i) the Trust is or will be within 90 days of the date thereof, subject to United States federal income tax with respect to interest accrued or received on the Debentures, (ii) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges, or (iii) interest payable by the Debenture Issuer to the Trust on the Debentures is not, or within 90 days of the date thereof will not be, deductible, in whole or in part, by the Debenture Issuer for United States federal income tax purposes.
     On and from the date fixed by the Regular Trustees for any distribution of Debentures and dissolution of the Trust: (i) the Securities will no longer be deemed to be outstanding, (ii) in the event that DTC or its nominee (or any successor Clearing Agency or its nominee), is the record Holder of the Preferred Securities, DTC will receive a registered global certificate or certificates representing the Debentures to be delivered upon such distribution and any certificates representing Securities, except for certificates representing Preferred Securities held by DTC or its nominee (or any successor Clearing Agency or its nominee), as provided in the Supplemental Indenture, will be deemed to represent beneficial interests in the Debentures having an aggregate principal amount equal to the aggregate stated Liquidation Amount of, with an interest rate identical to the Coupon Rate of, and accrued and unpaid interest equal to accrued and unpaid Distributions on such Securities until such certificates are presented to the Debenture Issuer or its agent for transfer or reissue.
     (d) The Trust may not redeem fewer than all the outstanding Securities unless all accrued and unpaid Distributions have been paid on all Securities for all quarterly Distribution periods terminating on or before the date of redemption.
     (e) If the Debentures are distributed to holders of the Securities pursuant to the terms of the Supplemental Indenture, the Debenture Issuer will use its best efforts to have the Debentures listed on The Nasdaq Global Select Market or on such other exchange as the Preferred Securities were listed immediately prior to the distribution of the Debentures.
     (f) “Redemption or Distribution Procedures.”
     (i) Notice of any redemption of, or notice of distribution of Debentures in exchange for the Securities (a “Redemption/Distribution Notice”) will be given by the Trust by mail to each Holder of Securities to be redeemed or exchanged not fewer than 30 nor more than 60 days before the date fixed for redemption or exchange thereof which, in the case of a redemption, will be the date fixed for redemption of the Debentures. For purposes of the calculation of the date of redemption or exchange and the dates on which notices are given pursuant to this Section 6(f)(i), a Redemption/ Distribution Notice shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, to Holders of Securities. Each Redemption/Distribution Notice shall be addressed to the Holders of Securities at the address of each such Holder appearing in the books and records of the Trust. No defect in the

Redemption/Distribution Notice or in the mailing of either thereof with respect to any Holder shall affect the validity of the redemption or exchange proceedings with respect to any other Holder.
     (ii) In the event that fewer than all the outstanding Securities are to be redeemed, the Securities to be redeemed shall be redeemed Pro Rata from each Holder of Preferred Securities, it being understood that, in respect of Preferred Securities registered in the name of and held of record by the DTC or its nominee (or any successor Clearing Agency or its nominee) or any nominee, the distribution of the proceeds of such redemption will be made to each Clearing Agency Participant (or Person on whose behalf such nominee holds such securities) in accordance with the procedures applied by such agency or nominee.
     (iii) If Securities are to be redeemed and the Trust gives a Redemption/Distribution Notice, which notice may only be issued if the Debentures are redeemed as set out in this Section 6 (which notice will be irrevocable), then (A) while the Preferred Securities are in book-entry only form, with respect to the Preferred Securities, by 12:00 noon, New York City time, on the redemption date, provided that the Debenture Issuer has paid the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Debentures, the Property Trustee will deposit irrevocably with DTC or its nominee (or successor Clearing Agency or its nominee) funds sufficient to pay the applicable Redemption Price with respect to the Preferred Securities and will give DTC irrevocable instructions and authority to pay the Redemption Price to the Holders of the Preferred Securities, and (B) with respect to Preferred Securities issued in definitive form and Common Securities, provided that the Debenture Issuer has paid the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Debentures, the Property Trustee will pay the relevant Redemption Price to the Holders of such Securities by check mailed to the address of the relevant Holder appearing on the books and records of the Trust on the redemption date. If a Redemption/Distribution Notice shall have been given and funds deposited as required, if applicable, then immediately prior to the close of business on the date of such deposit, or on the redemption date, as applicable, distributions will cease to accrue on the Securities so called for redemption and all rights of Holders of such Securities so called for redemption will cease, except the right of the Holders of such Securities to receive the Redemption Price, but without interest on such Redemption Price. None of the Regular Trustees, the Property Trustee, the Delaware Trustee or the Trust shall be required to register or cause to be registered the transfer of any Securities that have been so called for redemption. If any date fixed for redemption of Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Redemption Price in respect of any Securities is improperly withheld or refused and not paid either by the Depositor as guarantor pursuant to the relevant Securities Guarantee, Distributions on such Securities will continue to accrue from the original redemption date to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.
     (iv) Redemption/Distribution Notices shall be sent by the Regular Trustees on behalf of the Trust to (A) in respect of the Preferred Securities, DTC or its nominee (or any successor Clearing Agency or its nominee) if the Global Certificates have been issued or, if Definitive Preferred Security Certificates have been issued, to the Holder thereof, and (B) in respect of the Common Securities to the Holder thereof.
     (v) Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), provided the acquiror is not the Holder of the Common Securities or the obligor under the Indenture, the Depositor or any of its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.
SECTION 6.3. Exchange.
     (a) If at any time the Depositor or any of its Affiliates (in any such case, a “Depositor Affiliated Holder”) is the Owner or Holder of any Preferred Securities, such Depositor Affiliated Holder shall have the right to deliver to the Property Trustee all or such portion of its Preferred Securities as it elects and, subject to the terms of the Indenture, receive, in exchange therefor, a Like Amount of Debentures (such an exchange being referred to herein as an “Exchange”). Such election
     (i) shall be exercisable, and shall be effective on any Business Day, provided that such Business Day is not a record date or any date falling between a record date and a Distribution Date, by such Depositor Affiliated Holder delivering to the Property Trustee a written notice of such election specifying the aggregate Liquidation Amount of Preferred Securities with respect to which such election is being made and the date on which such Exchange shall occur, which date shall be not less than [ ] Business Days after the date of receipt by the Property Trustee of such election notice and
     (ii) shall be conditioned upon such Depositor Affiliated Holder having delivered or caused to be delivered to the Property Trustee or its designee the Preferred Securities which are the subject of such election by 10:00 a.m. New York City time, on the date on which such Exchange is to occur. After the Exchange, such Preferred Securities shall be cancelled and shall no longer be deemed to be outstanding and all rights of the Depositor Affiliated Holder with respect to such Preferred Securities shall cease. So long as the Preferred Securities are in book-entry-only form, the delivery and the cancellation of the

Preferred Securities pursuant to this Section 6.3 shall be made in accordance with the customary procedures for the Clearing Agency for the Preferred Securities.
     (b) [In the case of an Exchange described in Section 6.3(a), the Trust shall, on the date of such Exchange, exchange Debentures having a principal amount equal to a proportional amount of the aggregate Liquidation Amount of the outstanding Common Securities, such proportional amount determined by multiplying the aggregate Liquidation Amount of the outstanding Common Securities by the ratio of the aggregate Liquidation Amount of the Preferred Securities exchanged pursuant to Section 6.3(a) to the aggregate Liquidation Amount of the Preferred Securities outstanding immediately prior to such Exchange, for such proportional amount of Common Securities held by the Depositor (which contemporaneously shall be cancelled and no longer be deemed to be outstanding); provided, that the Depositor delivers or causes to be delivered to the Property Trustee or its designee the required amount of Common Securities to be exchanged by 10:00 a.m., New York City time, on the date on which such Exchange is to occur.]
ARTICLE VII
ISSUANCE OF SECURITIES
SECTION 7.1. General Provisions Regarding Securities.
     (a) The Regular Trustees shall on behalf of the Trust issue one class of preferred securities representing undivided beneficial interests in the assets of the Trust having such terms as are set forth in Annex I (the “Preferred Securities”) and one class of common securities representing undivided beneficial interests in the assets of the Trust having such terms as are set forth in Annex I (the “Common Securities.”) The Trust shall issue no securities or other interests in the assets of the Trust other than the Preferred Securities and the Common Securities.
     (b) The Certificates shall be signed on behalf of the Trust by the Regular Trustee. Such signature shall be the manual or facsimile signature of any present or any future Regular Trustee. In case the Regular Trustee of the Trust who shall have signed any of the Securities shall cease to be the Regular Trustee before the Certificates so signed shall be delivered by the Trust, such Certificates nevertheless may be delivered as though the person who signed such Certificates had not ceased to be the Regular Trustee; and any Certificate may be signed on behalf of the Trust by such persons who, at the actual date of execution of such Security, shall be the Regular Trustees of the Trust, although at the date of the execution and delivery of the Declaration any such person was not the Regular Trustee. The Certificates so executed shall be delivered to the Property Trustee and upon such delivery the Property Trustee shall manually authenticate upon the written order of the Depositor such Certificates and deliver such Certificates upon the written order of the Depositor, executed by an authorized officer thereof, without further corporate action by the Depositor, in authorized denominations. Each Certificate shall be dated the date of its authentication. Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Regular Trustee, as evidenced by their execution thereof, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements as the Regular Trustee may deem appropriate, or as may be required to comply with any law or with any rule or regulation of any stock exchange on which Securities may be listed, or to conform to usage.
     (c) The consideration received by the Trust for the issuance of the Securities shall constitute a contribution to the capital of the Trust and shall not constitute a loan to the Trust.
     (d) Upon issuance of the Securities as provided in this Declaration, the Securities so issued shall be deemed to be validly issued, fully paid and non-assessable.
     (e) Every Person, by virtue of having become a Holder or a Preferred Security Beneficial Owner in accordance with the terms of this Declaration, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Declaration.
SECTION 7.2. Paying Agent.
     In the event that the Preferred Securities are not in book-entry only form, the Trust shall maintain in the Borough of Manhattan, The City of New York, State of New York, an office or agency where the Preferred Securities may be presented for payment (“Paying Agent). The Trust may appoint the Paying Agent and may appoint one or more additional paying agents in such other locations as it shall determine. The term “Paying Agent” includes any additional paying agent. The Trust may change any Paying Agent without prior notice to any Holder. The Trust shall notify the Property Trustee of the name and address of any Agent not a party to this Declaration. If the Trust fails to appoint or maintain another entity as Paying Agent, the Property Trustee shall act as such. The Property Trustee on behalf of the Trust or any of its Affiliates may act as Paying Agent. The Property Trustee shall initially act as Paying Agent for the Preferred Securities and the Common Securities.
ARTICLE VIII
TERMINATION OF TRUST
SECTION 8.1. [Dissolution Upon Expiration Date.
     Unless earlier dissolved, the Trust shall automatically dissolve, and its affairs be wound up, on December 31, [ ] (the “Expiration Date”), following the distribution of the Trust Property in accordance with Section 8.4.]
SECTION 8.2. Early Dissolution.
     The first to occur of any of the following events is an “Early Dissolution Event”:
     (a) the occurrence of a bankruptcy in respect of, or the dissolution or liquidation of, the Depositor, in its capacity as the Holder of the Common Securities, unless the Depositor shall transfer the Common Securities as provided in Section 9.1(c), in which case this provision shall refer instead to any such successor Holder of the Common Securities.
     (b) the written direction to the Property Trustee from all of the Holders of the Common Securities at any time to dissolve the Trust and to distribute the Debentures to Holders in exchange for the Preferred Securities (which direction is optional and wholly within the discretion of the Holders of the Common Securities);
     (c) the redemption of all of the Preferred Securities in connection with the redemption of all the Debentures;
     (d) a distribution of Debentures in exchange of 100% of the Preferred Securities;
     (e) nothwithstanding the exceptions described in Section 6(c), the occurrence and continuation of a Tax Event as described in Section 6(c); and
     (f) the entry of an order for dissolution of the Trust by a court of competent jurisdiction.
     As soon as is practicable after the occurrence of an event referred to in this Section 8.2 and upon completion of the winding up and liquidation of the Trust, the Trustees shall terminate the Trust by filing a certificate of cancellation with the Secretary of State of the State of Delaware.
SECTION 8.3. Dissolution.
     The respective obligations and responsibilities of the Trustees, the Regular Trustees and the Trust created and continued hereby shall terminate upon the latest to occur of the following:
     (a) after the payment of all claims and obligations of the Trust required by applicable law, the distribution upon receipt thereof by the Property Trustee to Holders of all amounts required to be distributed hereunder upon the liquidation of the Trust pursuant to Section 8.4, or upon the redemption of all of the Securities pursuant to the relevant Holder’s Securities;
     (b) the payment of any expenses owed by the Trust;
     (c) the discharge of all administrative duties of the Regular Trustees, including the performance of any tax reporting obligations with respect to the Trust or the Holders; and
     (d) the filing of a certificate of cancellation.
SECTION 8.4. Liquidation.
     (a) If an Early Dissolution Event specified in clause (a), (b) or (e) of Section 8.2 occurs or upon the Expiration Date, the Trust Property shall be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be possible by distributing, after satisfaction of all claims and obligations of the Trust as provided by applicable law, to each Holder a Like Amount of Debentures, subject to Section 8.4(d). Notice of liquidation shall be given by the Property Trustee at the request of the Regular Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Securities at such Holder’s address appearing in the Securities Register. All such notices of liquidation shall be prepared by the Regular Trustee and shall:
     (i) state the CUSIP Number of the Securities;
     (ii) state the Liquidation Date;
     (iii) state that from and after the Liquidation Date, the Securities will no longer be deemed to be outstanding and any Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Debentures; and
     (iv) provide such information with respect to the mechanics by which Holders may exchange Securities Certificates for Debentures, or if Section 8.4(d) applies, receive a Liquidation Distribution, as the Property Trustee (after consultation with the Regular Trustees) shall deem appropriate.
     (b) Except where Section 8.2(c), 8.2(d) or 8.4(d) applies, in order to effect the liquidation of the Trust and distribution of the Debentures to Holders, the Property Trustee, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish a record date for such distribution (which shall be not more than 30 days prior to the Liquidation Date) and, establish such procedures as it shall deem appropriate to effect the distribution of Debentures in exchange for the outstanding Common and Preferred Securities Certificates.
     (c) Except where Section 8.2(c), 8.2(d) or 8.4(d) applies, after the Liquidation Date,
     (i) the Trust Securities will no longer be deemed to be outstanding,
     (ii) certificates representing a Like Amount of Debentures will be issued to Holders of Securities Certificates, upon surrender of such Certificates to the exchange agent for exchange,
     (iii) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Debentures bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to Holders of Trust Securities Certificates with respect to such Debentures) and
     (iv) all rights of Holders holding Trust Securities will cease, except the right of such Holders to receive Debentures upon surrender of Common and Preferred Securities Certificates.

     (d) If, notwithstanding the other provisions of this Section 8.4, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Debentures in the manner provided herein is determined by the Property Trustee not to be practical, or if an Early Dissolution Event specified in clause (c) or clause (d) of Section 8.2 occurs, the Trust Property shall be liquidated, and the Trust shall be dissolved and its affairs wound-up, by the Property Trustee in such manner as the Property Trustee determines consistent with applicable law. In such event, on the date of the dissolution, winding-up or other termination of the Trust, Holders will be entitled to receive out of the assets of the Trust available for distribution to Holders, after satisfaction of all claims and obligations of the Trust as provided by applicable law, an amount equal to the Liquidation Amount per Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the “Liquidation Distribution”). If, upon any such dissolution, winding up or termination, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holders of the Common Securities will be entitled to receive Liquidation Distributions upon any such dissolution, winding-up or termination pro rata (determined as aforesaid) with Holders of Preferred Securities, except that, if a Debenture Event of Default specified in Section 6.01 or 6.02 of the Indenture has occurred and is continuing, Preferred Securities shall have a priority over the Common Securities as provided in Annex 1.
ARTICLE IX
TRANSFER OF INTERESTS
SECTION 9.1. Transfer of Securities.
     (a) Securities may only be transferred, in whole or in part, in accordance with the terms and conditions set forth in this Declaration and in the terms of the Securities. Any transfer or purported transfer of any Security not made in accordance with this Declaration shall be null and void.
     (b) Subject to this Article IX, Preferred Securities shall be freely transferable.
     (c) The Depositor may not transfer the Common Securities, other than in connection with a consolidation or merger of the Depositor into another Person, or any conveyance, transfer or lease by the Depositor of its properties and assets substantially as an entirety to any Person, pursuant to Section 5.1 of the Indenture.
SECTION 9.2. Transfer of Certificates.
     The Property Trustees shall provide for the registration of Certificates and of transfers of Certificates, which will be effected without charge but only upon payment (with such indemnity as the Property Trustees may require) in respect of any tax or other government charges that may be imposed in relation to it. Upon surrender for registration of transfer of any Certificate, the Property Trustees shall cause one or more new Certificates to be issued in the name of the designated transferee or transferees. Every Certificate surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the Property Trustees duly executed by the Holder or such Holder’s attorney duly authorized in writing. Each Certificate surrendered for registration of transfer shall be canceled by the Property Trustees. A transferee of a Certificate shall be entitled to the rights and subject to the obligations of a Holder hereunder upon the receipt by such transferee of a Certificate. By acceptance of a Certificate, each transferee shall be deemed to have agreed to be bound by this Declaration.
SECTION 9.3. Deemed Security Holders.
     The Trustees may treat the Person in whose name any Certificate shall be registered on the books and records of the Trust as the sole holder of such Certificate and of the Securities represented by such Certificate for purposes of receiving Distributions and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Certificate or in the Securities represented by such Certificate on the part of any Person, whether or not the Trust shall have actual or other notice thereof.
SECTION 9.4. Book Entry Interests.
     Unless otherwise specified in the terms of the Preferred Securities, the Preferred Securities Certificates, on original issuance, will be issued in the form of one or more, fully registered, global Preferred Security Certificates (each a “Global Certificate”), to be delivered to DTC, the initial Clearing Agency, by, or on behalf of, the Trust. Such Global Certificates shall initially be registered on the books and records of the Trust in the name of Cede & Co., the nominee of DTC, and no Preferred Security Beneficial Owner will receive a definitive Preferred Security Certificate representing such Preferred Security Beneficial Owner’s interests in such Global Certificates, except as provided in Section 9.7. Unless and until definitive, fully registered Preferred Security Certificates (the “Definitive Preferred Security Certificates”) have been issued to the Preferred Security Beneficial Owners pursuant to Section 9.7:
     (a) the provisions of this Section 9.4 shall be in full force and effect;
     (b) the Trust and the Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Declaration (including the payment of Distributions on the Global Certificates and receiving approvals, votes or consents hereunder) as the Holder of the Preferred Securities and the sole holder of the Global Certificates and shall have no obligation to the Preferred Security Beneficial Owners;
     (c) to the extent that the provisions of this Section 9.4 conflict with any other provisions of this Declaration, the provisions of this Section 9.4 shall control; and
     (d) the rights of the Preferred Security Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Preferred Security Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants and receive and transmit payments of Distributions on the Global Certificates to such Clearing Agency Participants. DTC will make book entry transfers among the Clearing Agency Participants.

SECTION 9.5. Notices to Clearing Agency.
     Whenever a notice or other communication to the Preferred Security Holders is required under this Declaration, unless and until Definitive Preferred Security Certificates shall have been issued to the Preferred Security Beneficial Owners pursuant to Section 9.7, the Regular Trustees shall give all such notices and communications specified herein to be given to the Preferred Security Holders to the Clearing Agency, and shall have no notice obligations to the Preferred Security Beneficial Owners.
SECTION 9.6. Appointment of Successor Clearing Agency.
     If any Clearing Agency elects to discontinue its services as securities depositary with respect to the Preferred Securities, the Regular Trustees may, in their sole discretion, appoint a successor Clearing Agency with respect to such Preferred Securities.
SECTION 9.7. Definitive Preferred Security Certificates.
     If:
     (a) a Clearing Agency elects to discontinue its services as securities depositary with respect to the Preferred Securities and a successor Clearing Agency is not appointed within 90 days after such discontinuance pursuant to Section 9.6; or
     (b) the Regular Trustees elect after consultation with the Depositor to terminate the book entry system through the Clearing Agency with respect to the Preferred Securities;
then:
     (c) Definitive Preferred Security Certificates shall be prepared by the Regular Trustees on behalf of the Trust with respect to such Preferred Securities; and
     (d) upon surrender of the Global Certificates by the Clearing Agency, accompanied by registration instructions, the Regular Trustees shall cause Definitive Preferred Security Certificates to be delivered to Preferred Security Beneficial Owners in accordance with the instructions of the Clearing Agency. Neither the Trustees nor the Trust shall be liable for any delay in delivery of such instructions and each of them may conclusively rely on and shall be protected in relying on, said instructions of the Clearing Agency. The Definitive Preferred Security Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Regular Trustees, as evidenced by their execution thereof, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements as the Regular Trustees may deem appropriate, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which Preferred Securities may be listed, or to conform to usage.

SECTION 9.8. Mutilated, Destroyed, Lost or Stolen Certificates.
     If:
     (a) any mutilated Certificates should be surrendered to the Regular Trustees, or if the Regular Trustees shall receive evidence to their satisfaction of the destruction, loss or theft of any Certificate; and
     (b) there shall be delivered to the Regular Trustees such security or indemnity as may be required by them to keep each of them harmless; then, in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, any Regular Trustee on behalf of the Trust shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like denomination. In connection with the issuance of any new Certificate under this Section 9.8, the Regular Trustees may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of an ownership interest in the relevant Securities, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.
ARTICLE X
LIMITATION OF LIABILITY OF
HOLDERS OF SECURITIES, TRUSTEES OR OTHERS
SECTION 10.1. Liability.
     (a) Except as expressly set forth in this Declaration, the Securities Guarantees and the terms of the Securities, the Depositor shall not be:
     (i) personally liable for the return of any portion of the capital contributions (or any return thereon) of the Holders of the Securities which shall be made solely from assets of the Trust; and
     (ii) be required to pay to the Trust or to any Holder of Securities any deficit upon dissolution of the Trust or otherwise.
     (b) The Holder of the Common Securities shall be liable for all of the debts and obligations of the Trust (other than with respect to the Securities) to the extent not satisfied out of the Trust’s assets.
     (c) Pursuant to Section 3803(a) of the Statutory Trust Act, the Holders of the Preferred Securities shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.
SECTION 10.2. Exculpation.
     (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Trust or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person’s negligence or willful misconduct with respect to such acts or omissions.
     (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any Person as to matters the Indemnified Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Securities might properly be paid.
SECTION 10.3. Fiduciary Duty.
     (a) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Covered Person, an Indemnified Person acting under this Declaration shall not be liable to the Trust or to any other Covered Person for its good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict or eliminate the duties and liabilities of an Indemnified Person otherwise existing at law or in equity (other than the duties imposed on the Property Trustee under the Trust Indenture Act), are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person.
     (b) Unless otherwise expressly provided herein:
     (i) whenever a conflict of interest exists or arises between any Covered Persons; or
     (ii) whenever this Declaration or any other agreement contemplated herein or therein provides that an Indemnified Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust or any Holder of Securities, the Indemnified Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Indemnified Person, the resolution, action or term so made, taken or provided by the Indemnified Person shall not constitute a breach of this Declaration or any other agreement contemplated herein or of any duty or obligation of the Indemnified Person at law or in equity or otherwise.
     (c) Whenever in this Declaration an Indemnified Person is permitted or required to make a decision:

     (i) in its “discretion” or under a grant of similar authority, the Indemnified Person shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or
     (ii) in its “good faith” or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Declaration or by applicable law.
SECTION 10.4. Indemnification; Compensation; Fees.
(a) (i) The Depositor shall indemnify, to the full extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Company Indemnified Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
     (ii) The Depositor shall indemnify, to the full extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys’ fees and expenses) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

     (iii) To the extent that a Company Indemnified Person shall be successful on the merits or otherwise (including dismissal of an action without prejudice or the settlement of an action without admission of liability) in defense of any action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 10.4(a), or in defense of any claim, issue or matter therein, he shall be indemnified, to the full extent permitted by law, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.
     (iv) Any indemnification under paragraphs (i) and (ii) of this Section 10.4(a) (unless ordered by a court) shall be made by the Depositor only as authorized in the specific case upon a determination that indemnification of the Company Indemnified Person is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (i) and (ii). Such determination shall be made (1) by the Regular Trustees by a majority vote of a quorum consisting of such Regular Trustees who were not parties to such action, suit or proceeding, (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Regular Trustees so directs, by independent legal counsel in a written opinion, or (3) by the Common Security Holder of the Trust.
     (v) Expenses (including attorneys’ fees and expenses) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 10.4(a) shall be paid by the Depositor in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Depositor as authorized in this Section 10.4(a). Notwithstanding the foregoing, no advance shall be made by the Depositor if a determination is reasonably and promptly made (i) by the Regular Trustees by a majority vote of a quorum of disinterested Regular Trustees, (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Regular Trustees so directs, by independent legal counsel in a written opinion or (iii) the Common Security Holder of the Trust, that, based upon the facts known to the Regular Trustees, counsel or the Common Security Holder at the time such determination is made, such Company Indemnified Person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Trust, or, with respect to any criminal proceeding, that such Company Indemnified Person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Regular Trustees, independent legal counsel or Common Security Holder reasonably determine that such person deliberately breached his duty to the Trust or its Common or Preferred Security Holders.
     (vi) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section 10.4(a) shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors of the Depositor or Preferred Security Holders of the Trust or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. All rights to indemnification under this Section 10.4(a) shall be deemed to be provided by a contract between the Depositor and each Company Indemnified Person who serves in such capacity at any time while this Section 10.4(a) is in effect. Any repeal or modification of this Section 10.4(a) shall not affect any rights or obligations then existing.
     (vii) The Depositor or the Trust may purchase and maintain insurance on behalf of any person who is or was a Company Indemnified Person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Debenture Issuer would have the power to indemnify him against such liability under the provisions of this Section 10.4(a).
     (viii) For purposes of this Section 10.4(a), references to “the Trust” shall include, in addition to the resulting or surviving entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, trustee, officer or employee of such constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee or agent of another entity, shall stand in the same position under the provisions of this Section 10.4(a) with respect to the resulting or surviving entity as he would have with respect to such constituent entity if its separate existence had continued.
     (ix) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 10.4(a) shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Company Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such a person.
     (b) The Debenture Issuer agrees to indemnify the (i) Property Trustee, (ii) the Delaware Trustee (in its individual capacity), (iii) any Affiliate of the Property Trustee and the Delaware Trustee, and (iv) any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of the Property Trustee and the Delaware Trustee (each of the Persons in (i) through (iv) being referred to as a “Fiduciary Indemnified Person”) for, and to hold each Fiduciary Indemnified Person harmless against, any and all loss, liability, damage, claim or expense including taxes (other than taxes based on the income of such Fiduciary Indemnified Person) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration or the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 10.4(b) shall survive the satisfaction and discharge of this Declaration.

     (c) The Depositor agrees (i) to pay to the Trustees from time to time such reasonable compensation for all services rendered by them hereunder as the parties shall agree from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and (ii) to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Declaration (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to their negligence or willful misconduct.
SECTION 10.5. Outside Businesses.
     Any Covered Person, the Depositor, the Delaware Trustee and the Property Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders of Securities shall have no rights by virtue of this Declaration in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. No Covered Person, the Depositor, the Delaware Trustee, or the Property Trustee shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and any Covered Person, the Depositor, the Delaware Trustee and the Property Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Covered Person, the Delaware Trustee and the Property Trustee may engage or be interested in any financial or other transaction with the Depositor or any Affiliate of the Depositor, or may act as depositary for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Depositor or its Affiliates.
ARTICLE XI
ACCOUNTING
SECTION 11.1. Fiscal Year.
     The fiscal year (“Fiscal Year”) of the Trust shall be the calendar year, or such other year as is required by the Code.
SECTION 11.2. Certain Accounting Matters.
     (a) At all times during the existence of the Trust, the Regular Trustees shall keep, or cause to be kept, full books of account, records and supporting documents, which shall reflect in reasonable detail, each transaction of the Trust. The books of account shall be maintained on the accrual method of accounting, in accordance with generally accepted accounting principles, consistently applied. The Trust shall use the accrual method of accounting for United States federal income tax purposes. The books of account and the records of the Trust shall be examined by and reported upon as of the end of each Fiscal Year of the Trust by a firm of independent certified public accountants selected by the Regular Trustees.

     (b) The Regular Trustees shall cause to be prepared and delivered to each of the Holders of Securities, within [90] days after the end of each Fiscal Year of the Trust, annual financial statements of the Trust, including a balance sheet of the Trust as of the end of such Fiscal Year, and the related statements of income or loss;
     (c) The Regular Trustees shall cause to be duly prepared and delivered to each of the Holders of Securities, any annual United States federal income tax information statement, required by the Code, containing such information with regard to the Securities held by each Holder as is required by the Code and the Treasury Regulations. Notwithstanding any right under the Code to deliver any such statement at a later date, the Regular Trustees shall endeavor to deliver all such statements within 30 days after the end of each Fiscal Year of the Trust.
     (d) The Regular Trustees shall cause to be duly prepared and filed with the appropriate taxing authority, an annual United States federal income tax return, on a Form 1041 or such other form required by United States federal income tax law, and any other annual income tax returns required to be filed by the Regular Trustees on behalf of the Trust with any state or local taxing authority.
SECTION 11.3. Banking.
     The Trust shall maintain one or more bank accounts in the name and for the sole benefit of the Trust; provided, however, that all payments of funds in respect of the Debentures held by the Property Trustee shall be made directly to the Property Trustee Account and no other funds of the Trust shall be deposited in the Property Trustee Account. The sole signatories for such accounts shall be designated by the Regular Trustees; provided, however, that the Property Trustee shall designate the signatories for the Property Trustee Account.
SECTION 11.4. Withholding.
     The Trust and the Regular Trustees shall comply with all withholding requirements under United States federal, state and local law. The Trust shall request, and the Holders shall provide to the Trust, such forms or certificates as are necessary to establish an exemption from withholding with respect to each Holder, and any representations and forms as shall reasonably be requested by the Trust to assist it in determining the extent of, and in fulfilling, its withholding obligations. The Regular Trustees shall file required forms with applicable jurisdictions and, unless an exemption from withholding is properly established by a Holder, shall remit amounts withheld with respect to the Holder to applicable jurisdictions. To the extent that the Trust is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Holder, the amount withheld shall be deemed to be a distribution in the amount of the withholding to the Holder. In the event of any claimed over withholding, Holders shall be limited to an action against the applicable jurisdiction. If the amount required to be withheld was not withheld from actual Distributions made, the Trust may reduce subsequent Distributions by the amount of such withholding.

ARTICLE XII
AMENDMENTS AND MEETINGS
SECTION 12.1. Amendments.
     (a) This Declaration may be amended from time to time by the Regular Trustees and the Holders of all of the Common Securities:
     (i) without the consent of any Holder of Preferred Securities to: (A) cure any ambiguity, correct or supplement any provision herein that may be inconsistent with any other provision herein, or make any other provisions with respect to matters or questions arising under this Declaration, which shall not be inconsistent with the other provisions of this Declaration; or (B) modify, eliminate or add to any provisions of this Declaration to such extent as shall be necessary to ensure that the Trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes at all times that any Trust Securities are outstanding and/or to ensure that the Trust will not be required to register as an “investment company” under the Investment Company Act;
     (ii) upon the consent of the Property Trustee and each affected Holder as to the Securities held by such Holder (such consent being obtained in accordance with Section 12.2 hereof), to: (A) change the timing of any Distribution or the amount of Distribution per Liquidation Amount on such Securities held by such affected Holder or otherwise adversely affect the amount of any Distribution required to be made in respect of the Liquidation Amount of such Securities held by such affected Holder as of a specified date; or (B) restrict the right of such affected Holder to institute suit for the enforcement of any such payment on or after such date;
     (iii) upon the consent of the Property Trustee and the unanimous consent of all Holders (such consent being obtained in accordance with Section 12.2 hereof), to amend paragraph (a)(ii) and this paragraph (a)(iii) of this Section 12.1; and
     (iv) except for amendments described in paragraphs (a)(ii) and (a)(iii) of this Section 12.1, upon the consent of the Property Trustee and Holders of at least a Majority in Liquidation Amount of Preferred Securities.
     (b) Notwithstanding any other provision in this Declaration:
     (i) No Trustee shall enter into or consent to any amendment to this Declaration that would cause the Trust to be (A) required to register as an “investment company” under the Investment Company Act or (B) taxable as a corporation for United States federal income tax purposes.
     (ii) Without the consent of the Depositor, this Declaration may not be amended in a manner that imposes any additional obligation on the Depositor.

     (iii) No Trustee shall be required to enter into or consent to any amendment to this Declaration that adversely affects in any material respect its own rights, duties or immunities under this Declaration.
     (iv) In the event the consent of the Property Trustee is required for an amendment pursuant to paragraphs (a)(ii), (a)(iii) or (a)(iv) of this Section 12.1 and if specifically required to be furnished by the Trust Indenture Act, the Property Trustee shall be entitled to receive an opinion of counsel and an Officers’ Certificate stating that the conditions precedent, if any, to such amendment have been complied with.
     (c) In the event that any amendment to this Declaration is made, the Regular Trustees shall promptly provide to the Depositor a copy of such amendment.
SECTION 12.2. Meetings of the Holders of Securities; Action by Written Consent.
     (a) Meetings of the Holders of any class of Securities may be called at any time by the Regular Trustees (or as provided in the terms of the Securities) to consider and act on any matter on which Holders of such class of Securities are entitled to act under the terms of this Declaration, the terms of the Securities or the rules of any stock exchange on which the Preferred Securities are listed or admitted for trading. The Regular Trustees shall call a meeting of the Holders of such class if directed to do so by the Holders of at least 10% in Liquidation Amount of such class of Securities. Such direction shall be given by delivering to the Regular Trustees one or more calls in a writing stating that the signing Holders of Securities wish to call a meeting and indicating the general or specific purpose for which the meeting is to be called. Any Holders of Securities calling a meeting shall specify in writing the Security Certificates held by the Holders of Securities exercising the right to call a meeting and only those Securities specified shall be counted for purposes of determining whether the required percentage set forth in the second sentence of this paragraph has been met.
     (b) Except to the extent otherwise provided in the terms of the Securities, the following provisions shall apply to meetings of Holders of Securities:
     (i) notice of any such meeting shall be given to all the Holders of Securities having a right to vote thereat at least 7 days and not more than 60 days before the date of such meeting. Whenever a vote, consent or approval of the Holders of Securities is permitted or required under this Declaration or the rules of any stock exchange on which the Preferred Securities are listed or admitted for trading, such vote, consent or approval may be given at a meeting of the Holders of Securities. Any action that may be taken at a meeting of the Holders of Securities may be taken without a meeting if a consent in writing setting forth the action so taken is signed by the Holders of Securities owning not less than the minimum amount of Securities in Liquidation Amount that would be necessary to authorize or take such action at a meeting at which all Holders of Securities having a right to vote thereon were present and voting. Prompt notice of the taking of action without a meeting shall be given to the Holders of Securities entitled to vote who have not consented in writing. The Regular Trustees may specify that any written ballot submitted to the Security Holder for the purpose of taking any action without a meeting shall be returned to the Trust within the time specified by the Regular Trustees;
     (ii) each Holder of a Security may authorize any Person to act for it by proxy on all matters in which a Holder of Securities is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Holder of Securities executing it. Except as otherwise provided herein, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Holders of the Securities were stockholders of a Delaware corporation;
     (iii) each meeting of the Holders of the Securities shall be conducted by the Regular Trustees or by such other Person that the Regular Trustees may designate; and
     (iv) unless the Statutory Trust Act, this Declaration, the terms of the Securities, the Trust Indenture Act or the listing rules of any stock exchange on which the Preferred Securities are then listed or trading, otherwise provides, the Regular Trustees, in their sole discretion, shall establish all other provisions relating to meetings of Holders of Securities, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Holders of Securities, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.
ARTICLE XIII
REPRESENTATIONS OF PROPERTY TRUSTEE
AND DELAWARE TRUSTEE
SECTION 13.1. Representations and Warranties of Property Trustee.
     The Trustee that acts as initial Property Trustee represents and warrants to the Trust and to the Depositor at the date of this Declaration, and each Successor Property Trustee, mutatis mutandis represents and warrants to the Trust and the Depositor at the time of the Successor Property Trustee’s acceptance of its appointment as Property Trustee that:
     (a) the Property Trustee is a banking corporation with trust powers, duly organized, validly existing and in good standing under the laws of the State of New York with trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration;
     (b) the execution, delivery and performance by the Property Trustee of the Declaration has been duly authorized by all necessary corporate action on the part of the

Property Trustee. The Declaration has been duly executed and delivered by the Property Trustee, and it constitutes a legal, valid and binding obligation of the Property Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors’ rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law);
     (c) the execution, delivery and performance of this Declaration by the Property Trustee does not conflict with or constitute a breach of the charter or by-laws of the Property Trustee; and
     (d) no consent, approval or authorization of, or registration with or notice to banking authority of the State of New York or federal banking authority governing the banking or trust powers of the Property Trustee is required for the execution, delivery or performance by the Property Trustee, of this Declaration.
SECTION 13.2. Representations and Warranties of Delaware Trustee.
     The Trustee that acts as initial Delaware Trustee represents and warrants to the Trust and to the Depositor at the date of this Declaration, and each Successor Delaware Trustee represents and warrants to the Trust and the Depositor at the time of the Successor Delaware Trustee’s acceptance of its appointment as Delaware Trustee that:
     (a) the Delaware Trustee is a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware, and is duly organized, validly existing and in good standing under the laws of the jurisdiction of formation, with trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration.
     (b) the Delaware Trustee has been authorized to perform its obligations under the Certificate of Trust and this Declaration. This Declaration under Delaware law constitutes a legal, valid and binding obligation of the Delaware Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors’ rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).
     (c) no consent, approval or authorization of, or registration with or notice to, any banking authority of the State of Delaware or any federal banking authority governing the banking or trust powers of the Delaware Trustee is required for the execution, delivery or performance by the Delaware Trustee, of this Declaration.

ARTICLE XIV
MISCELLANEOUS
SECTION 14.1. Notices.
     All notices provided for in this Declaration shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:
     (a) if given to the Trust, in care of the Regular Trustees at the Trust’s mailing address set forth below (or such other address as the Trust may give notice of to the Holders of the Securities):
Navigators Capital Trust I/II]
c/o The Navigators Group, Inc.
Reckson Executive Park
6 International Drive
Rye Brook, New York 10573
Attention: Francis W. McDonnell, Senior Executive Vice President and Chief Financial Officer
Facsimile No: (914) 933-6033
     (b) if given to the Delaware Trustee, at the mailing address set forth below (or such other address as Delaware Trustee may give notice of to the Holders of the Securities):
BNY Mellon Trust of Delaware
100 White Clay Center
Route 273
Newark, Delaware 19711
Attention: Corporate Trust Administration
Telephone: (302) 453-8905
Facsimile: (302) 453-4000
     (c) if given to the Property Trustee, at the Property Trustee’s mailing address set forth below (or such other address as the Property Trustee may give notice of to the Holders of the Securities):
The Bank of New York Mellon
101 Barclay Street, Floor 8W
New York, New York 10286
Attention: Corporate Trust Administration
Telephone: (212) 815-5360
Facsimile: (212) 815-5704
     (d) if given to the Holder of the Common Securities, at the mailing address of the Depositor set forth below (or such other address as the Holder of the Common Securities may give notice to the Trust):

The Navigators Group, Inc.
Reckson Executive Park
6 International Drive
Rye Brook, New York 10573
Attention: Francis W. McDonnell, Senior Executive Vice President and Chief Financial Officer
Facsimile No: (914) 933-6033
     (e) if given to any other Holder, at the address set forth on the books and records of the Trust.
     All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.
SECTION 14.2. Governing Law.
     This Declaration and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.
SECTION 14.3. Intention of the Parties.
     It is the intention of the parties hereto that the Trust be classified for United States federal income tax purposes as a grantor trust. The provisions of this Declaration shall be interpreted to further this intention of the parties.
SECTION 14.4. Headings.
     Headings contained in this Declaration are inserted for convenience of reference only and do not affect the interpretation of this Declaration or any provision hereof.
SECTION 14.5. Successors and Assigns.
     Whenever in this Declaration any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Declaration by the Depositor and the Trustees shall bind and inure to the benefit of their respective successors and assigns, whether so expressed.
SECTION 14.6. Partial Enforceability.
     If any provision of this Declaration, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Declaration, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

SECTION 14.7. Counterparts.
     This Declaration may contain more than one counterpart of the signature page and this Declaration may be executed by the affixing of the signature of each of the Trustees to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.
SECTION 14.8. Waiver of Jury Trial.
     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS DECLARATION, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.
SECTION 14.9. Force Majeure.
     In no event shall the Property Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

     IN WITNESS WHEREOF, the undersigned has caused these presents to be executed as of the day and year first above written.

,
as Regular Trustee
,
as Regular Trustee
,
as Regular Trustee

BNY MELLON TRUST OF DELAWARE, as Delaware Trustee

By:

Name:
Title:

THE BANK OF NEW YORK MELLON, as Property Trustee

By:

Name:
Title:

THE NAVIGATORS GROUP, INC., as Depositor

By:

Name:
Title:
Form of Amended and Restated Declaration of Trust

ANNEX I
TERMS OF
                    %                      PREFERRED SECURITIES
                    %                      COMMON SECURITIES
          Pursuant to Section 7.1 of the Amended and Restated Declaration of Trust, dated as of                           ,                      (as amended from time to time, the “Declaration”), the designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities and the Common Securities are set out below (each capitalized term used but not defined herein has the meaning set forth in the Declaration or, if not defined in such Declaration, as defined in the Prospectus referred to below):
          (1) Designation and Number.
               (a) Preferred Securities.                      Preferred Securities of the Trust with an aggregate Liquidation Amount with respect to the assets of the Trust of                                          dollars ($                    ) and a Liquidation Amount with respect to the assets of the Trust of $      per preferred security, are hereby designated for the purposes of identification only as “                    %                      Preferred Securities (the “Preferred Securities”). The Preferred Security Certificates evidencing the Preferred Securities shall be substantially in the form of Exhibit A-1 to the Declaration, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice or to conform to the rules of any stock exchange on which the Preferred Securities are listed.
               (b) Common Securities.                      Common Securities of the Trust with an aggregate Liquidation Amount of with respect to the assets of the Trust of                                          dollars ($                    ) and a Liquidation Amount with respect to the assets of the Trust of [3% of the capital of the Trust/[          ] Common Securities] per common security, are hereby designated for the purposes of identification only as “     %                      Common Securities” (the “Common Securities”). The Common Security Certificates evidencing the Common Securities shall be substantially in the form of Exhibit A-2 to the Declaration, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice.
          (2) Distributions.
               (a) Distributions payable on each Security will be fixed at a rate per annum of      % (the “Coupon Rate”) of the stated Liquidation Amount of $      per Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one quarter will bear interest thereon compounded quarterly at the Coupon Rate (to the extent permitted by applicable law). The term “Distributions” as used herein includes such cash distributions and any such interest payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds available therefor. The amount of Distributions payable for any period will be computed for any full quarterly Distribution period on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarterly Distribution period for which Distributions are computed, Distributions will be computed on the basis of the actual number of days elapsed per 90-day quarter.
               (b) Distributions on the Securities will be cumulative, will accrue from                           ,      , and will be payable quarterly in arrears, on      ,      ,      , and       of each year, commencing on                           ,      , except as otherwise described below. The Debenture Issuer has the right under the Indenture to defer payments of interest by extending the interest payment period from time to time on the Debentures for a period not exceeding 20 consecutive quarters or extending beyond the maturity date of the Debentures (each an “Extension Period”), during which Extension Period no interest shall be due and payable on the Debentures; provided that no Extension Period shall last beyond the date of maturity of the Debentures. As a consequence of such deferral, Distributions will also be deferred. Despite such deferral, quarterly Distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at the Coupon Rate compounded quarterly during any such Extension Period. Prior to the termination of any such Extension Period, the Debenture Issuer may further extend such Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarters or extend beyond the maturity of the Debentures. Payments of accrued Distributions will be payable to Holders as they appear on the books and records of the Trust on the first record date after the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements.
               (c) Distributions on the Securities will be payable to the Holders thereof as they appear on the books and records of the Trust on the relevant record dates. While the Preferred Securities remain in book-entry only form, the relevant record dates shall be one Business Day prior to the relevant payment dates which payment dates correspond to the interest payment dates on the Debentures. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment in respect of the Preferred Securities will be made as described under the heading “Description of the Preferred Securities — Book-Entry Only Issuance — The Depository Trust Company” in the Prospectus Supplement dated                           ,                     , to the Prospectus dated                           ,                      (together, the “Prospectus”), of the Trust included in the Registration Statement on Form S-3 of the Depositor, the Trust and certain other statutory trusts. The relevant record dates for the Common Securities shall be the same record date as for the Preferred Securities. If the Preferred Securities shall not continue to remain in book-entry only form, the relevant record dates for the Preferred Securities, shall conform to the rules of any securities exchange on which the securities are listed and, if none, shall be selected by the Regular Trustees, which dates shall be at least one Business Day but less than 60 Business Days before the relevant payment dates, which payment dates correspond to the interest payment dates on the Debentures. Distributions payable on any Securities that are not punctually paid on any Distribution payment date, as a result of the Debenture Issuer having failed to make a payment under the Debentures, will cease to be payable to the Person in whose name such Securities are registered on the relevant record date, and such defaulted Distribution will instead be payable to the Person in whose name such Securities are registered on the special record date or other specified date determined in accordance with the Indenture. If any date on which Distributions are payable on the Securities is not a Business Day, then payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.
               (d) In the event that there is any money or other property held by or for the Trust that is not accounted for hereunder, such property shall be distributed Pro Rata (as defined herein) among the Holders of the Securities.
          (3) Voting Rights — Preferred Securities.
               (a) Except as provided under Sections 3(b) and as otherwise required by law and the Declaration, the Holders of the Preferred Securities will have no voting rights.
               (b) Subject to the requirements set forth in this paragraph, the Holders of a Majority in aggregate Liquidation Amount of the Preferred Securities, voting separately as a class may direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as holder of the Debentures, to (i) exercise the remedies available under the Indenture, conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred on the Debenture Trustee with respect to the Debentures, (ii) waive any past default and its consequences that is waivable under Section 6.04 of the Indenture, or (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable; provided, however, that, where a consent under the Indenture would require the consent or act of the Holders of greater than a majority of the Holders in principal amount of Debentures affected thereby, (a “Super Majority”), the Property Trustee may only give such consent or take such action at the written direction of the Holders of at least the proportion in Liquidation Amount of the Preferred Securities which the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the Holders of the Preferred Securities. Other than with respect to directing the time, method and place of conducting any remedy available to the Property Trustee or the Debenture Trustee as set forth above, the Property Trustee shall not take any action in accordance with the directions of the Holders of the Preferred Securities under this paragraph unless the Property Trustee has obtained an opinion of tax counsel to the effect that for the purposes of United States federal income tax the Trust will not be classified as other than a grantor trust on account of such action. If a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Debenture Issuer to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such Holder of the principal of or interest on the Debentures having a principal amount equal to the aggregate Liquidation Amount of the Preferred Securities of such holder (a “Direct Action”) on or after the respective due date specified in the Debentures. In connection with such Direct Action, the rights of the holders of the Common Securities Holder will be subrogated to the rights of such holder of Preferred Securities to the extent of any payment made by the Issuer to such holder of Preferred Securities in such Direct Action. Except as provided in the preceding sentences, the Holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Debentures.
          Any approval or direction of Holders of Preferred Securities may be given at a separate meeting of Holders of Preferred Securities convened for such purpose, at a meeting of all of the Holders of Securities in the Trust or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which Holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder of record of Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.
          No vote or consent of the Holders of the Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or to distribute the Debentures in accordance with the Declaration and the terms of the Securities.
          Notwithstanding that Holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Depositor or any Affiliate of the Depositor shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.
          (4) Voting Rights — Common Securities.
               (a) Except as provided under Sections 4(b), (c), and 6 as otherwise required by law and the Declaration, the Holders of the Common Securities will have no voting rights.
               (b) The Holders of the Common Securities are entitled, in accordance with Article V of the Declaration, to vote to appoint, remove or replace any Trustee or to increase or decrease the number of Trustees.
               (c) Subject to Section 2.6 of the Declaration and only after the Event of Default with respect to the Preferred Securities has been cured, waived, or otherwise eliminated and subject to the requirements of the second to last sentence of this paragraph, the Holders of a Majority in Liquidation Amount of the Common Securities, voting separately as a class, may direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under the Declaration, including (i) directing the time, method, place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred on the Debenture Trustee with respect to the Debentures, (ii) waive any past default and its consequences that is waivable under Section 6.04 of the Indenture, or (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable; provided that, where a consent or action under the Indenture would require the consent or act of a Super Majority, the Property Trustee may only give such consent or take such action at the written direction of the Holders of at least the proportion in Liquidation Amount of the

Common Securities which the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding. Pursuant to this Section 4(c), the Property Trustee shall not revoke any action previously authorized or approved by a vote of the Holders of the Preferred Securities. Other than with respect to directing the time, method and place of conducting any remedy available to the Property Trustee or the Debenture Trustee as set forth above, the Property Trustee shall not take any action in accordance with the directions of the Holders of the Common Securities under this paragraph unless the Property Trustee has obtained an opinion of tax counsel to the effect that for the purposes of United States federal income tax the Trust will not be classified as other than a grantor trust on account of such action. If the Property Trustee fails to enforce its rights under the Declaration, any Holder of Common Securities may institute a legal proceeding directly against any Person to enforce the Property Trustee’s rights under the Declaration, without first instituting a legal proceeding against the Property Trustee or any other Person.
          Any approval or direction of Holders of Common Securities may be given at a separate meeting of Holders of Common Securities convened for such purpose, at a meeting of all of the Holders of Securities in the Trust or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which Holders of Common Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder of record of Common Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.
          No vote or consent of the Holders of the Common Securities will be required for the Trust to redeem and cancel Common Securities or to distribute the Debentures in accordance with the Declaration and the terms of the Securities.
          (5) Amendments to Declaration and Indenture.
               (a) In addition to any requirements under Section 12.1 of the Declaration, if any proposed amendment to the Declaration provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Securities, whether by way of amendment to the Declaration or otherwise, or (ii) the dissolution, winding- up or termination of the Trust, other than as described in Section 8.1 of the Declaration, then the Holders of outstanding Securities voting together as a single class, will be entitled to vote on such amendment or proposal (but not on any other amendment or proposal) and such amendment or proposal shall not be effective except with the approval of the Holders of at least a Majority in Liquidation Amount of the Securities, affected thereby, provided, however, if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or only the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a Majority in Liquidation Amount of such class of Securities.

               (b) In the event the consent of the Property Trustee as the holder of the Debentures is required under the Indenture with respect to any amendment, modification or termination on the Indenture or the Debentures, the Property Trustee shall request the written direction of the Holders of the Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a Majority in Liquidation Amount of the Securities voting together as a single class[; provided, however, that where a consent under the Indenture would require the consent of a Super Majority, the Property Trustee may only give such consent at the direction of the Holders of at least the proportion in Liquidation Amount of the Securities which the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding]; provided, further, that the Property Trustee shall not take any action in accordance with the directions of the Holders of the Securities under this Section 7(b) unless the Property Trustee has obtained an opinion of tax counsel to the effect that for the purposes of United States federal income tax the Trust will not be classified as other than a grantor trust on account of such action.
          (6) Pro Rata.
          A reference in these terms of the Securities to any payment, distribution or treatment as being “Pro Rata” shall mean pro rata to each Holder of Securities according to the aggregate Liquidation Amount of the Securities held by the relevant Holder in relation to the aggregate Liquidation Amount of all Securities outstanding unless, in relation to a payment, an Event of Default under the Declaration has occurred and is continuing, in which case any funds available to make such payment shall be paid first to each Holder of the Preferred Securities pro rata according to the aggregate Liquidation Amount of Preferred Securities held by the relevant Holder relative to the aggregate Liquidation Amount of all Preferred Securities outstanding, and only after satisfaction of all amounts owed to the Holders of the Preferred Securities, to each Holder of Common Securities pro rata according to the aggregate Liquidation Amount of Common Securities held by the relevant Holder relative to the aggregate Liquidation Amount of all Common Securities outstanding.
          (7) Ranking.
          The Preferred Securities rank pari passu and payment thereon shall be made Pro Rata with the Common Securities except that, where a Declaration Event of Default occurs and is continuing the rights of Holders of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights to payment of the Holders of the Preferred Securities.
          (8) Listing.
          The Regular Trustees shall use their best efforts to cause the Preferred Securities to be listed for quotation on The Nasdaq Global Select Market.
          (9) Acceptance of Securities Guarantee and Indenture.
          Each Holder of Preferred Securities and Common Securities, by the acceptance thereof, agrees to the provisions of the Preferred Securities Guarantee and the Common

Securities Guarantee, respectively, including the subordination provisions therein and to the provisions of the Indenture.
          (10) No Preemptive Rights.
          The Holders of the Securities shall have no preemptive rights to subscribe for any additional securities.
          (11) Miscellaneous.
          These terms constitute a part of the Declaration.
          The Depositor will provide a copy of the Declaration, the Preferred Securities Guarantee or the Common Securities Guarantee (as may be appropriate), and the Indenture to a Holder without charge on written request to the Trust at its principal place of business.

EXHIBIT A-1
FORM OF PREFERRED SECURITY CERTIFICATE
          This Preferred Security is a Global Certificate within the meaning of the Declaration hereinafter referred to and is registered in the name of The Depository Trust Company (“DTC”) or a nominee of DTC. This Preferred Security is exchangeable for Preferred Securities registered in the name of a person other than DTC or its nominee only in the limited circumstances described in the Declaration and no transfer of this Preferred Security (other than a transfer of this Preferred Security as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC) may be registered except in limited circumstances.
          Unless this Preferred Security is presented by an authorized representative of DTC (55 Water Street, New York, New York) to the Trust or its agent for registration of transfer, exchange or payment, and any Preferred Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

Certificate Number	Number of Preferred Securities
CUSIP NO.
Certificate Evidencing Preferred Securities
of
[Navigators Capital Trust I/II]
               %                      Preferred Securities
          (Liquidation Amount $      per Preferred Security)
          [Navigators Capital Trust I/II], a statutory trust formed under the laws of the State of Delaware (the “Trust”), hereby certifies that                      (the “Holder”) is the registered owner of preferred securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the      %                      Preferred Securities (Liquidation Amount $      per Preferred Security) (the “Preferred Securities”). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust dated as of                           ,                     , as the same may be amended from time to time (the “Declaration”), including the designation of the terms of the Preferred Securities as set forth in Annex I to the Declaration. Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Holder is entitled to the benefits of the Preferred Securities Guarantee to the extent provided therein. The Depositor will

A1-1

provide a copy of the Declaration, the Preferred Securities Guarantee and the Indenture to a Holder without charge upon written request to the Trust at its principal place of business.
          Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.
          By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Preferred Securities as evidence of indirect beneficial ownership in the Debentures.
          IN WITNESS WHEREOF, the Trust has executed this certificate this                      day of                     ,                     .

[NAVIGATORS CAPITAL TRUST I/II]
By:
Name:
	Title:	Regular Trustee

This is one of the Securities referred to in the within-mentioned Declaration of Trust.

THE BANK OF NEW YORK MELLON, as Property Trustee
By:
Authorized Signatory

A1-2

[FORM OF REVERSE OF SECURITY]
          Distributions payable on each Preferred Security will be fixed at a rate per annum of                     % (the “Coupon Rate”) of the stated Liquidation Amount of $                     per Preferred Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one quarter will bear interest thereon compounded quarterly at the Coupon Rate (to the extent permitted by applicable law). The term “Distributions” as used herein includes such cash distributions and any such interest payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds available therefor. The amount of Distributions payable for any period will be computed for any full quarterly Distribution period on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarterly Distribution period for which Distributions are computed, Distributions will be computed on the basis of the actual number of days elapsed per 90-day quarter.
          Except as otherwise described below, distributions on the Preferred Securities will be cumulative, will accrue from the date of original issuance and will be payable quarterly in arrears, on                     ,                     ,                     , and                       of each year, commencing on                           ,      , to                           ,                     . The Debenture Issuer has the right under the Indenture to defer payments of interest by extending the interest payment period from time to time on the Debentures for a period not exceeding 20 consecutive quarters (each an “Extension Period”); provided that no Extension Period shall last beyond the date of the maturity of the Debentures and as a consequence of such deferral, Distributions will also be deferred. Despite such deferral, quarterly Distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at the Coupon Rate compounded quarterly during any such Extension Period. Prior to the termination of any such Extension Period, the Debenture Issuer may further extend such Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarters or extend beyond the maturity of the Debentures. Payments of accrued Distributions will be payable to Holders as they appear on the books and records of the Trust on the first record date after the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements.
          The Preferred Securities shall be redeemable as provided in the Declaration.

A1-3

ASSIGNMENT
FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security Certificate to:

     (Insert assignee’s name and social security or tax identification number)

          (Insert address and zip code of assignee)
and irrevocably appoints

agent to

transfer this Preferred Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Preferred Security Certificate)

Signature Guarantee*:

*	Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.

A1-4

EXHIBIT A-2
FORM OF COMMON SECURITY CERTIFICATE

Certificate Number	Number of Common Securities
Certificate Evidencing Common Securities
of
[Navigators Capital Trust I/II]
                    %                      Common Securities
(Liquidation Amount $      per Common Security)
          [Navigators Capital Trust I/II], a statutory trust formed under the laws of the State of Delaware (the “Trust”), hereby certifies that [The Navigators Group, Inc.] (the “Holder”) is the registered owner of common securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the                     %                      Common Securities (Liquidation Amount $      per Common Security) (the “Common Securities”). The Depositor may not transfer the Common Securities, other than in connection with a consolidation or merger of the Depositor into another Person, or any conveyance, transfer or lease by the Depositor of its properties and assets substantially as an entirety to any Person, pursuant to Section 5.1 of the Indenture. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust dated as of                           ,      , as the same may be amended from time to time (the “Declaration”), including the designation of the terms of the Common Securities as set forth in Annex I to the Declaration. Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Holder is entitled to the benefits of the Common Securities Guarantee to the extent provided therein. The Depositor will provide a copy of the Declaration, the Common Securities Guarantee and the Indenture to a Holder without charge upon written request to the Trust at its principal place of business.
          Upon receipt of this certificate, the Depositor is bound by the Declaration and is entitled to the benefits thereunder.
          By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Common Securities as evidence of indirect beneficial ownership in the Debentures.

A2-1

          IN WITNESS WHEREOF, the Trust has executed this certificate this       day of                     ,      .

[NAVIGATORS CAPITAL TRUST I/II]
By:
Name:
	Title:	Regular Trustee

This is one of the Securities referred to in the within-mentioned Declaration of Trust.

THE BANK OF NEW YORK MELLON, as Property Trustee
By:
Authorized Signatory

A2-2

[FORM OF REVERSE OF SECURITY]
          Distributions payable on each Common Security will be fixed at a rate per annum of                     % (the “Coupon Rate”) of the stated Liquidation Amount of $      per Common Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one quarter will bear interest thereon compounded quarterly at the Coupon Rate (to the extent permitted by applicable law). The term “Distributions” as used herein includes such cash distributions and any such interest payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds available therefor. The amount of Distributions payable for any period will be computed for any full quarterly Distribution period on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarterly Distribution period for which Distributions are computed, Distributions will be computed on the basis of the actual number of days elapsed per 90-day quarter.
          Except as otherwise described below, distributions on the Common Securities will be cumulative, will accrue from the date of original issuance and will be payable quarterly in arrears, on                      ,                     ,                     , and                       of each year, commencing on                           ,                     , to Holders of record fifteen (15) days prior to such payment dates, which payment dates shall correspond to the interest payment dates on the Debentures. The Debenture Issuer has the right under the Indenture to defer payments of interest by extending the interest payment period from time to time on the Debentures for a period not exceeding 20 consecutive quarters (each an “Extension Period”); provided that no Extension Period shall last beyond the date of the maturity of the Debentures and as a consequence of such deferral, Distributions will also be deferred. Despite such deferral, quarterly Distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at the Coupon Rate compounded quarterly during any such Extension Period. Prior to the termination of any such Extension Period, the Debenture Issuer may further extend such Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarters or extend beyond the maturity date of the Debentures. Payments of accrued Distributions will be payable to Holders as they appear on the books and records of the Trust on the first record date after the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements.
          The Common Securities shall be redeemable as provided in the Declaration.

A2-3

ASSIGNMENT
FOR VALUE RECEIVED, the undersigned assigns and transfers this Common Security Certificate to:

(Insert)

assignee’s name and social security or tax identification number)

(Insert address

and address and zip code of assignee)

and irrevocably appoints

agent to transfer this Common Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Preferred Security Certificate)

Signature Guarantee*:

*	Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.

A2-4

EXHIBIT B
SPECIMEN OF DEBENTURE

B-1

EXHIBIT C
UNDERWRITING AGREEMENT

C-1